UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SIGNING DAY SPORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SIGNING DAY SPORTS, INC.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on November 17, 2025

TO THE STOCKHOLDERS OF SIGNING DAY SPORTS, INC.:

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Signing Day Sports, Inc. (the “Company”, “we”, “us”, or “our”), which will be held on Friday, November 17, 2025 at 10:00 a.m., Pacific Time, at our principal executive offices at 8355 East Hartford Rd., Suite 100, Scottsdale, Arizona 85255, for the following purposes:

(1) To elect the five (5) nominees named in the accompanying proxy statement to the Company’s board of directors (the “Board of Directors” or the “Board”) to hold office until the annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”, and such proposal, “Proposal No. 1”);

(2) To ratify the appointment of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025 (“Proposal No. 2”);

(3) To approve proposed Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”) to increase the share reserve under the Plan to 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (“common stock,” and such proposal, “Proposal No. 3”).

(4) To approve the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of July 21, 2025, between the Company and Helena Global Investment Opportunities 1 Ltd. (“Helena”) to comply with Section 713 of the NYSE American LLC Company Guide (the “Company Guide,” and such proposal, “Proposal No. 4”);

(5) To approve the adjournment of the Annual Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to establish a quorum or to approve Proposal No. 3 or Proposal No. 4 at the time of the Annual Meeting, or any adjournment or postponement thereof (“Proposal No. 5”); and

(6) To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available over the Internet. We are not aware of any other business to come before the Annual Meeting.

Your attention is directed to the attached proxy statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

The Board of Directors has fixed the close of business on September 18, 2025 as the record date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on September 18, 2025 are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached proxy statement and, whether or not you plan to attend the Annual Meeting, please vote your shares promptly by casting your vote via the Internet or any other provided voting option, or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy, please complete, sign, date, and return your proxy in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet, by mail or by any other option provided for voting before the Annual Meeting, by voting in person at the Annual Meeting, or by submitting a properly-executed revocation of proxy in writing by mail submitted to the Secretary prior to the date of the Annual Meeting.

If you plan to attend the Annual Meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that has been mailed to you, the attached proxy statement, and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. Your proxy will be needed to gain admission to the Annual Meeting and vote in person.

We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

/s/ Daniel Nelson
Daniel Nelson
Chairman and Chief Executive Officer

Scottsdale, AZ

Dated: October [8], 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held
on November 17, 2025: Our proxy statement and annual report to security holders for the year ended
December 31, 2024 are available at https://www.iproxydirect.com/SGN.

SIGNING DAY SPORTS, INC.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

PROXY STATEMENT
FOR
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON November 17, 2025

This proxy statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors for the Annual Meeting. The Annual Meeting is to be held at 10:00 a.m., Pacific Time, on Friday, November 17, 2025, and at any adjournment(s) or postponement(s) thereof, at the principal executive offices of the Company, located at 8355 East Hartford Rd., Suite 100, Scottsdale, Arizona 85255.

 The approximate date on which this proxy statement and the accompanying notice and form of proxy are intended to be sent or made available to stockholders is on or about October [8], 2025. A proxy is your legal designation of another person to vote the stock you own. That designee is referred to as a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy, or by voting via the Internet or by another provided voting option. If you return a proxy or vote by the Internet or other provided voting option, Daniel Nelson, our Chief Executive Officer, Chairman and director, and Craig Smith, our Secretary and Chief Operating Officer, will act as your designated proxy holders for the Annual Meeting and will vote your shares at the Annual Meeting as you have instructed them on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

IMPORTANT: Please mark, date, and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by fax, telephone or the Internet to assure that your shares are represented at the Annual Meeting.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	8
Information with Respect to Director Nominees	8
Arrangements Between Officers and Directors	9
Family Relationships	10
Involvement in Certain Legal Proceedings	10
Vote Required	10
Board Recommendation	10
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2025	11
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	11
Principal Accountant Fees and Services	11
Pre-Approval Policies and Procedures	12
Vote Required	12
Board Recommendation	13
AUDIT COMMITTEE REPORT	13
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	14
Securities Ownership of Certain Beneficial Owners and Management	14
Changes in Control	14
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15
Our Independent Directors	15
Governance Structure	15
Board Committees	16
Director Nominations	18
Stockholder Recommendations	19
Communications with the Board of Directors	19
Code of Ethics and Business Conduct	20
Hedging and Pledging Prohibition	20
Director Compensation	20
Directors and Officers Liability Insurance	22
EXECUTIVE OFFICERS OF THE COMPANY	23
EXECUTIVE COMPENSATION	23
Summary Compensation Table – Years Ended December 31, 2024 and 2023	23
Executive Officer Employment and Consulting Agreements	26
Additional Discussion of Named Executive Officer Compensation	30
Outstanding Equity Awards at Fiscal Year-End	31
Signing Day Sports, Inc. 2022 Equity Incentive Plan	32
Clawback Policy	32
Director Compensation	32
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	33
DELINQUENT SECTION 16(a) REPORTS	37
PROPOSAL NO. 3 - TO APPROVE AMENDMENT NO. 1 TO THE SIGNING DAY SPORTS, INC. AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN	38
Reasons for the Amendment to the Plan	38
New Plan Benefits	42
Interests of Certain Persons in this Proposal	42
No Dissenters’ Rights	42
Vote Required	42
Board Recommendation	42
PROPOSAL NO. 4 - TO APPROVE THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF JULY 21, 2025 PURSUANT TO THE PURCHASE AGREEMENT (THE “PURCHASE AGREEMENT”), DATED AS OF JULY 21, 2025, BETWEEN THE COMPANY AND HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD. (THE “INVESTOR”) TO COMPLY WITH SECTION 713 OF THE NYSE AMERICAN LLC COMPANY GUIDE	43
Terms of the Purchase Agreement	43
NYSE American Requirements	44
Effect on Current Stockholders if Proposal No. 4 is Approved	45
Effect on Current Stockholders if Proposal No. 4 is NOT Approved	45
No Dissenters’ Rights	45
Vote Required	45
Board Recommendation	45
PROPOSAL NO. 5 - TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ESTABLISH A QUORUM OR TO APPROVE PROPOSAL NO. 3 OR PROPOSAL NO. 4 AT THE TIME OF THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF	46
Vote Required	46
Board Recommendation	46
OTHER INFORMATION	47
Important Notice Regarding Delivery of Stockholder Documents	47
Other Matters	47
Deadlines For Stockholder Proposals and Universal Proxy Notice for the 2026 Annual Meeting	47
ANNUAL REPORT ON FORM 10-K	48

ANNEX A – Form of Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan	A-1
ANNEX B – Purchase Agreement, dated as of July 21, 2025, between Signing Day Sports, Inc. and Helena Global Investment Opportunities 1 Ltd.	B-1

i

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission (the “SEC”) to give you when we ask you to provide a proxy to vote your shares at the Annual Meeting. Among other things, this proxy statement describes the proposals on which stockholders will be voting and provides information about us.

We are soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. We will use the proxies received in connection with the following proposals:

1.	To elect the five (5) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting;

2.	To ratify the appointment of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025;

3.	To approve proposed Amendment No. 1 to the Plan to increase the share reserve under the Plan to 1,000,000 shares of common stock;

4.	To approve the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement to comply with Section 713 of the Company Guide; and

5.	To approve the adjournment of the Annual Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to establish a quorum or to approve Proposal No. 3 or Proposal No. 4 at the time of the Annual Meeting, or any adjournment or postponement thereof.

As a stockholder, you are invited to attend the Annual Meeting, and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

How do I attend the Annual Meeting?

The Annual Meeting will be held at the principal executive offices of the Company, located at 8355 East Hartford Rd., Suite 100, Scottsdale, Arizona 85255. If you plan to attend the Annual Meeting, please notify us of your intentions. This will assist us with meeting preparations.

In order to enter and attend the Annual Meeting and vote in person, you will be required to bring your legal proxy and government-issued photo identification. If your shares are registered in your own name, bring the proxy card delivered to you or request your proxy card in advance of the Annual Meeting by following the instructions contained in the Notice of Internet Availability of Proxy Materials that was delivered to you. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that was delivered to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock who owned our common stock on the Record Date are entitled to vote at the Annual Meeting, or their duly authorized proxies, may attend the Annual Meeting.

When did the Company effect reverse stock splits of its common stock?

The Company effected a one-for-five (1-for-5) reverse stock split of its outstanding common stock on April 14, 2023 and a one-for-forty-eight (1-for-48) reverse stock split of its outstanding common stock on November 16, 2024. Unless otherwise noted, the share and per share information in this proxy statement have been adjusted to give effect to these reverse stock splits.

Who is entitled to vote?

The Board has fixed the close of business on September 18, 2025 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders who owned our common stock on the Record Date are entitled to vote at the Annual Meeting. Each stockholder who owned our common stock on the Record Date is entitled to one vote per share owned on that date. On the Record Date, there were 3,947,781 shares of our common stock outstanding, and which were entitled to a total of 3,947,781 votes.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Securities Transfer Corporation, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been or may be provided directly to you by the Company or its proxy delivery service.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares in “street name.” If your shares are held in street name, these proxy materials have been or may be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. The majority of our stockholders hold their shares in street name.

What am I voting on?

There are five (5) matters scheduled for a vote:

1.	To elect the five (5) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting;

2.	To ratify the appointment of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025;

3.	To approve proposed Amendment No. 1 to the Plan to increase the share reserve under the Plan to 1,000,000 shares of common stock;

4.	To approve the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement to comply with Section 713 of the Company Guide; and

5.	To approve the adjournment of the Annual Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to establish a quorum or to approve Proposal No. 3 or Proposal No. 4 at the time of the Annual Meeting, or any adjournment or postponement thereof.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy gives authority to the designated proxy holders to vote on such matters according to their best judgment.

How do I vote?

Stockholders of Record

Record holders of our common stock have four methods of voting:

1.	Vote by Internet. You may vote by using the Internet in accordance with the instructions provided on your Notice of Internet Availability of Proxy Materials or proxy card.

2.	Vote by Mail. To vote by mail, please mark, date, sign and promptly mail your proxy card (a postage-paid envelope is provided for mailing in the United States). If you only received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions provided.

3.	Vote by Phone. The telephone number for voting by phone is on your proxy card that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

4.	Vote by Fax. The fax number for voting by fax is on your proxy card that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

Beneficial Owners of Shares Held in Street Name

Beneficial owners of our common stock also have four methods of voting:

1.	Vote by Internet. You may vote by using the Internet in accordance with the instructions provided on your Notice of Internet Availability of Proxy Materials or vote instruction form.

2.	Vote by Mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States). If you only received a Notice of Internet Availability of Proxy Materials, you may request a vote instruction form by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

3.	Vote by Phone. The telephone number for voting by phone is on your vote instruction form that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

4.	Vote by Fax. The fax number for voting by fax is on your vote instruction form that you received or may request by following the instructions provided in your Notice of Internet Availability of Proxy Materials.

When must my votes be received by?

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you wish to vote at the Annual Meeting, see “How do I attend the Annual Meeting?” above. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We are providing Internet as well as telephone and fax proxy voting options to all stockholders. However, please be aware that you must bear any third-party costs, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

Each share of our common stock that you own as of the Record Date entitles you to one vote.

Is my vote confidential?

Yes, your vote is confidential. Only the proxy tabulator, inspector of election, designated proxies, and other persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of each of the five (5) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting;

2.	“FOR” the ratification of the appointment of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025;

3.	“FOR” the approval of proposed Amendment No. 1 to the Plan to increase the share reserve under the Plan to 1,000,000 shares of common stock;

4.	“FOR” the approval of the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement to comply with Section 713 of the Company Guide; and

5.	“FOR” the adjournment of the Annual Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to establish a quorum or to approve Proposal No. 3 or Proposal No. 4 at the time of the Annual Meeting, or any adjournment or postponement thereof.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns their proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal No. 1, votes “FOR,” “WITHHOLD” and broker non-votes; with respect to Proposal No. 2, votes “FOR,” “AGAINST,” and “ABSTAIN”; and for Proposal No. 3, Proposal No. 4, and Proposal No. 5, votes “FOR,” “AGAINST,” “ABSTAIN,” and broker non-votes.

What is the effect of a withhold vote?

Withhold votes will have no legal effect on the election of directors because such elections are by a plurality. Withhold votes will be counted as shares present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock Company Guide to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Proposal No. 1, Proposal No. 3, Proposal No. 4, and Proposal No. 5 are considered “non-routine” matters, while Proposal No. 2 is considered a “routine” matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal No. 1, Proposal No. 3, Proposal No. 4, or Proposal No. 5, and a broker non-vote will occur on this matter. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on such matter with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Because Proposal No. 2 is a “routine” matter, a broker, bank, trustee or other nominee may be permitted to exercise its discretion on this proposal, which means there may be no broker non-votes on this matter. Broker non-votes will be counted as shares present for purposes of determining a quorum to the extent that the brokers, banks, trustees or other nominees may use their discretionary authority to vote such shares on Proposal No. 2.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting, and therefore will be counted for purposes of determining a quorum. Generally, unless provided otherwise by applicable law, the Second Amended and Restated Bylaws, as amended, of Signing Day Sports, Inc. (the “Bylaws”), provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes marked as “ABSTAIN” will have the same effect as an “AGAINST” vote on Proposal No. 2, Proposal No. 3, Proposal No. 4, and Proposal No. 5.

How many shares must be present or represented to conduct business at the Annual Meeting?

A “quorum” is necessary to conduct business at the Annual Meeting. A quorum is established if there is the presence in person or by proxy of the holders of one-third of the shares outstanding and entitled to vote at the Annual Meeting. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Abstentions will be counted as present for purposes of determining a quorum at the Annual Meeting. Similarly, broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How many votes are needed for each proposal to pass?

Proposal	Vote Required
No. 1 – Election of each of the five (5) nominees named in this proxy statement to the Board of Directors to hold office until the 2026 Annual Meeting.	Plurality of the votes cast (the five directors receiving the most “FOR” votes) by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote.

No. 2 – Ratification of the appointment of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.	The affirmative vote of a majority of stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote.

No. 3 – Approval of proposed Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Plan to increase the share reserve under the Plan to 1,000,000 shares of common stock.	The affirmative vote of a majority of stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote.

No. 4 – Approval of the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement to comply with Section 713 of the Company Guide.	The affirmative vote of a majority of stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote.

No. 5 – Approval of the adjournment of the Annual Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to establish a quorum or to approve Proposal No. 3 or Proposal No. 4 at the time of the Annual Meeting, or any adjournment or postponement thereof.	The affirmative vote of a majority of stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote.

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or vote in favor of specific nominees and withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the proxy card or vote instruction form that was delivered to you or that you may request by following the information in your Notice of Internet Availability of Proxy Materials.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. You may revoke your proxy by either submitting a properly-executed paper written notice of revocation bearing a later date to our Secretary at the address listed in this proxy statement, or by changing your vote by using any of the accepted proxy voting methods for the Annual Meeting described in this proxy statement or described in the proxy materials that are delivered to you, at any time prior to the date of the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, by obtaining a legal proxy prior to the Annual Meeting and attending the meeting and voting.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. We have retained D.F. King & Co. to assist in proxy solicitation for the Special Meeting at an estimated cost of $10,000 plus expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?

Members of the Board have an interest in Proposal No. 1, the election to the Board of the five (5) nominees set forth herein, as all of the nominees are currently members of the Board. Members of the Board and executive officers of the Company may be the recipients of future awards under proposed Amendment No. 1 to the Plan and therefore may have an interest in Proposal No. 3. Members of the Board and executive officers of the Company do not have any interest in Proposal No. 2, Proposal No. 4, or Proposal No. 5.

I am a stockholder, and I only received a copy of the Notice of Internet Availability of Proxy Materials in the mail. How may I obtain a full set of the proxy materials?

In accordance with the “notice and access” rules of the SEC, we may furnish proxy materials, including this proxy statement, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials contains instructions on accessing and reviewing all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, if requested to deliver proxy materials, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our stockholder meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the proxy statement and proxy card, you may contact us at the following address and phone number:

Office of the Secretary

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Telephone: (480) 220-6814

Stockholders sharing an address can also request delivery of a single copy of the proxy materials if they are receiving multiple copies by contacting the address or telephone number above.

Stockholders who hold shares in “street name” (as described below) may also contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Whom should I contact with other questions?

If you are a holder of the Company’s shares and have any questions about how to vote or direct a vote in respect of your securities, you may contact our proxy solicitor, D.F. King & Co., at:

D.F. King & Co.

28 Liberty Street, 53rd Floor

New York, NY 10005

Banks and Brokers call: (646) 455-1060

All others call (toll free): (800) 515-4479

Email: SGN@dfking.com

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five (5) directors to hold office until the 2026 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the five (5) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until the 2026 Annual Meeting, and their ages as of the date of this proxy statement:

Name	Age
Daniel Nelson	62
Jeffry Hecklinski	51
Roger Mason Jr.	45
Greg Economou	60
Peter Borish	65

The names of the nominees and certain biographical information about each current director standing for election at the Annual Meeting, including a description of his or her business experience, qualifications, education and skills that led the Board to conclude that such individual should serve as a member of the Board, are set forth below:

Daniel Nelson. Mr. Nelson has been a member of our board of directors since July 2022, was our President from August 2022 to November 2022, has been our Chief Executive Officer since November 2022, and has been our Chairman since March 2023. Mr. Nelson began working in the financial services industry in 1986. In 1997, Mr. Nelson formed, and has since served as chief executive officer of, Daniel Nelson Financial Services Inc. Inc. (“Daniel Nelson Financial Services”), which focuses on the employee benefits market. For more than 30 years, Mr. Nelson has acquired extensive knowledge and experience in the financial services arena. Mr. Nelson also formed Daniel Nelson Financial Services to provide financial guidance for all individuals.

We believe that Mr. Nelson is qualified to serve on the Board due to his experience in finance, particularly with respect to the sports management division of Nelson Financial Services.

Jeffry Hecklinski. Mr. Hecklinski has served as our President and a member of the Board of Directors since April 2024, and was our General Manager from March 2023 to April 2024. From November 2022 to February 2023, Mr. Hecklinski acted as a consultant in the college sports industry. From January 2022 to October 2022, Mr. Hecklinski was Assistant Football Coach at San Diego State University. From December 2018 to December 2019, Mr. Hecklinski was Assistant Football Coach at University of Kansas. From December 2016 to December 2018, Mr. Hecklinski was Assistant Football Coach at Indiana State University. Mr. Hecklinski was also Assistant Football Coach at University of Illinois Urbana-Champaign in 2016, the Colorado State University Pueblo in 2015, and the University of Michigan from 2011 to 2014. Mr. Hecklinski holds a bachelor’s degree in Communications from Western Illinois University.

We believe that Mr. Hecklinski is qualified to serve on the Board due to his extensive experience in coaching and recruiting college student-athletes.

Roger Mason Jr. Mr. Mason has been a member of our board of directors since September 2022. Mr. Mason is a former professional basketball player for the National Basketball Association, or NBA. Mr. Mason was selected with the 31st overall pick by the Chicago Bulls in the 2002 NBA draft and continued his NBA player career with various NBA teams through January 2014. Mr. Mason also played professional basketball internationally for Olympiacos of Greece during the 2004–05 season and Hapoel Jerusalem in Israel during the 2005–06 season. From August 2013 to September 2014, Mr. Mason served as First Vice President of the National Basketball Players Association, or NBPA, and from November 2014 to December 2016, was the NBPA’s Deputy Executive Director. In March 2018, Mr. Mason co-founded and has since served as the Chief Executive Officer of Vaunt. Vaunt, based in New York City, creates in-person, once-in-a-lifetime destination programming and alternative competitions with pro athletes and entertainers. Mr. Mason earned a Bachelor of Science in Architecture/Business from the University of Virginia in 2002, a Bachelor of Science in Business/Management from Union Institute & University, and an MBA from Columbia Business School in 2017.

We believe that Mr. Mason is qualified to serve on the Board due to his business acumen and success in numerous organizations. Additionally, with Mr. Mason’s knowledge and skills as a former NBA player and Deputy Executive Director of the NBPA, Mr. Mason will be able to provide insights, leadership, and expertise as it pertains to our technology, recruitment, and marketplace.

Greg Economou. Mr. Economou has been a member of our board of directors since May 2023. Since June 2024, Mr. Economou has been Managing Director, Commercial Ventures of Suns Legacy Partners, L.L.C. d/b/a Player 15 Group. Since March 2023, Mr. Economou has also been Managing Director of Greg Economou Consulting. From July 2019 to March 2023, Mr. Economou was co-founder and Chief Executive Officer of game1, LLC. From April 2017 to June 2019, Mr. Economou was Chief Commercial Officer and Head of Sports of Live Nation Entertainment, Inc. (NYSE: LYV). Mr. Economou earned a BA in History and Communications.

We believe that Mr. Economou is qualified to serve on the Board due to Mr. Economou’s executive-level experience with sports-related businesses.

Peter Borish. Mr. Borish has served as a member of our board of directors since February 2024. Since January 2015, Mr. Borish has been the President and Chief Executive Officer of Computer Trading Corporation, an investment and advisory firm. Since May 2024, Mr. Borish has served as a director of Laconic Infrastructure Partners Inc. Since 2015, Mr. Borish has been an independent trustee of RMB Investors Trust, a registered management investment company. Since October 2023, Mr. Borish has served as a director of CIBC Bancorp USA. Since 2004 Mr. Borish has also served as a director of Math for America. From September 2013 to August 2024, Mr. Borish served as the Board Advisor of ValueStream Labs, an accelerator for financial services technologies. From December 2021 to January 2025, Mr. Borish was a partner of Torsion Technologies, LLC. From January 2013 to June 2020, Mr. Borish was the Chief Strategist of Quad Group LLC, an investment firm. From January 2006 to August 2013, Mr. Borish was the director of Charitybuzz.com, a charitable initiative raising funds through auctions featuring celebrity encounters. Mr. Borish graduated from the University of Michigan with a B.A. and earned an M.A. in Public Policy from Gerald R. Ford School of Public Policy, University of Michigan.

We believe that Mr. Borish is qualified to serve on the Board due to his prior experience serving in executive, director or trustee positions in financial management companies and organizations.

Arrangements Between Officers and Directors

Our directors currently have terms which will end when the directors of the Company are elected for new terms at the 2026 Annual Meeting, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There is no arrangement or understanding between any director or executive officer and any other person pursuant to which he was or is to be selected as a director, nominee or officer.

The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the members of which are all non-management directors, recommended each of the above directors as a nominee for election at the Annual Meeting and inclusion on the Company’s proxy card.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been the subject of the follow events, during the past ten years:

(a)	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(d)	The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) in the preceding paragraph or to be associated with persons engaged in any such activity;

(e)	Was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(f)	Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)	Was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any federal or state securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In addition, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Vote Required

Directors are elected by a plurality of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote. The five (5) nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the Board as directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected BARTON CPA PLLC as the Company’s independent registered public accounting firm and principal accountant, to audit the financial statements of the Company for the fiscal year ending December 31, 2025. A representative of BARTON CPA PLLC will be available at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they desire to do so. Further, such representative will be available to respond to appropriate questions at the Annual Meeting.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

Marcum LLP audited our consolidated financial statements for the year ended December 31, 2021. On March 6, 2023, Marcum LLP resigned as the Company’s independent registered public accounting firm. The audit report issued by Marcum LLP on January 24, 2023, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, but included an explanatory paragraph that there was substantial doubt as to the Company’s ability to continue as a going concern. Marcum LLP did not provide an audit report on our financial statements for any period subsequent to December 31, 2021. Marcum LLP has not provided any audit services to the Company subsequent to January 24, 2023.

During the year ended December 31, 2021 and subsequently during 2022 and through March 6, 2023, (i) there were no “disagreements” between us and Marcum LLP (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC (“Regulation S-K”) and the related instructions to this item) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such period, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, other than as described below.

During the year ended December 31, 2021, in connection with the audit of our financial statements as of and for the year ended December 31, 2021, several material weaknesses in our internal control over financial reporting were identified. The material weaknesses related to the following: a) Ineffective controls over period end financial disclosures and reporting process: Due to resource constraints, we have not formally defined internal controls over the period end financial disclosure and reporting process, including the identification of subsequent events, which increases susceptibility to fraud or error, and b) Revenue recognition – customer contracts: In connection with Marcum LLP’s testing of revenue, several test selections did not have documentation such as a corresponding contract or third party written documentation of the customer’s order.

We provided Marcum LLP with a copy of the foregoing disclosures and requested Marcum LLP to furnish us with a letter addressed to the SEC stating whether or not Marcum LLP agrees with the above disclosures, and we received a letter from Marcum LLP, stating that it agrees with the statements concerning it in this proxy statement.

On March 1, 2023, we engaged BARTON CPA PLLC as our new independent registered public accounting firm. During the year ended December 31, 2021 and subsequently during 2022 and through March 1, 2023, we (or any person on our behalf) did not consult with BARTON CPA PLLC regarding any of the matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by BARTON CPA PLLC for the indicated services for each of the last two fiscal years were as follows:

	Year Ended
	December 31,
	2024	2023
Audit Fees	$139,252	$57,299
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$139,252	$57,299

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

Audit fees consist of aggregate fees billed for each of the last two fiscal years for professional services performed by the Company’s principal accountant for the audit of the financial statements included in our Annual Report on Form 10-K and review of the financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees consist of aggregate fees billed for each of the last two fiscal years for assurance and related services performed by the Company’s principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above. We did not engage our principal accountant to provide assurance or related services during the last two fiscal years.

Tax Fees

Tax fees consist of aggregate fees billed for each of the last two fiscal years for professional services performed by the Company’s principal accountant with respect to tax compliance, tax advice, tax consulting and tax planning. We did not engage our principal accountant to provide tax compliance, tax advice or tax planning services during the last two fiscal years.

All Other Fees

All other fees consist of aggregate fees billed for each of the last two fiscal years for products and services provided by the Company’s principal accountant, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above. We did not engage our principal accountant to render services to us during the last two fiscal years, other than as reported above.

Pre-Approval Policies and Procedures

The Audit Committee has reviewed and approved, or the Board of Directors has reviewed and approved by unanimous written consent, all fees earned in 2024 and 2023 by the Company’s principal accountant, and actively monitored the relationship between audit and non-audit services provided. The Audit Committee and the Board of Directors have concluded that the fees earned by the principal accountant were consistent with the maintenance of the principal accountant’s independence in the conduct of its auditing functions.

The Company’s principal accountant did not provide, and the Audit Committee and the Board of Directors did not approve, any of the services described under “—Tax Fees”, “—Audit-Related Fees”, or “—All Other Fees” above for either of the last two fiscal years.

The Audit Committee annually considers the provision of audit services. The Audit Committee must pre-approve all services provided and fees earned by the Company’s principal accountant. The Audit Committee must pre-approve all services provided and fees earned by the Company’s independent registered public accounting firm. The Audit Committee has established pre-approval policies and procedures that are detailed as to the particular service, that require that the Audit Committee be informed of each service, and that do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to management. The pre-approval policies and procedures provide only for defined audit services and, if any, specified audit-related fees, tax services, and other services, and may impose specific dollar value limits for the fees for pre-approved services. The Audit Committee will also consider on a case-by-case basis specific engagements that are not otherwise pre-approved under the pre-approval policies and procedures or that materially exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to a designated member of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

The percentage of hours expended on the Company’s principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was not greater than 50%.

Vote Required

Ratification of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of shares present and entitled to vote (meaning the number of shares of common stock voted “FOR” this proposal must exceed the number of shares of common stock voted “AGAINST” or “ABSTAIN” as to this proposal). Abstentions will have the same effect on this proposal as a vote “AGAINST”.

The selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain BARTON CPA PLLC.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2, RATIFICATION OF THE APPOINTMENT OF BARTON CPA PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings with the SEC that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed with management the Company’s annual audited financial statements for the fiscal year ended December 31, 2024;

●	discussed with BARTON CPA PLLC, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

●	received from BARTON CPA PLLC the written disclosures and the letter required by applicable requirements of the PCAOB regarding BARTON CPA PLLC’s communication with the Audit Committee concerning independence; and

●	discussed with BARTON CPA PLLC its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee
Peter Borish, Chairman
Roger Mason Jr.
Greg Economou

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of each class of our voting securities as of the Record Date for (i) each of our named executive officers, other executive officers, directors and director nominees; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting securities.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of the Record Date. For purposes of computing the percentage of outstanding shares of each class of our voting securities held by each person or group of persons named below, any shares that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)(1)
Common Stock	Daniel Nelson, Chief Executive Officer, Chairman, and Director	35,103	(2)	0.9%
Common Stock	Damon Rich, Chief Financial Officer	2,417		0.1%
Common Stock	Jeffry Hecklinski, President and Director	9,886	(3)	0.3%
Common Stock	Craig Smith, Secretary and Chief Operating Officer	9,528	(4)	0.2%
Common Stock	Roger Mason Jr., Director	1,419	(5)	*
Common Stock	Greg Economou, Director	1,336	(6)	*
Common Stock	Peter Borish, Director	1,232		*
Common Stock	All directors and executive officers (7 persons)	60,921		1.5%

*	Non-officer director beneficially owning less than 1% of the shares of the Company’s common stock.

(1)	Based on 3,947,781 shares of common stock and no other voting securities issued and outstanding as of the Record Date.

(2)	Consists of (i) 1,042 shares of common stock held by Daniel Nelson, (ii) 31,247 shares of common stock held by The Nelson Revocable Living Trust, an Arizona trust provided for by the Nelson Revocable Living Trust Agreement established on March 9, 1999 and amended and restated on November 21, 2005 (the “Nelson Trust”), (iii) 2,814 shares of common stock issuable upon the exercise of options held by Daniel Nelson. Daniel Nelson and Jodi B. Nelson, who is the spouse of Mr. Nelson, are the co-trustees of the Nelson Trust. Mr. Nelson is deemed to beneficially own the shares of common stock beneficially owned by the Nelson Trust and have shared voting and dispositive power with Ms. Nelson over its shares. Mr. Nelson also has shared voting and dispositive power with Ms. Nelson over the shares of common stock that may be purchased by exercise of Mr. Nelson’s stock options.

(3)	Consists of (i) 9,262 shares of common stock and (ii) 624 shares of common stock issuable upon the exercise of an option within 60 days of the Record Date.

(4)	Consists of (i) 8,775 shares of common stock and (ii) 752 shares of common stock issuable upon the exercise of an option within 60 days of the Record Date.

(5)	Consists of (i) 919 shares of common stock and (ii) 598 shares of common stock issuable upon the exercise of an option within 60 days of the Record Date.

(6)	Consists of (i) 919 shares of common stock and (ii) 417 shares of common stock issuable upon the exercise of an option within 60 days of the Record Date.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

During the year ended December 31, 2024, the Board held five meetings. During the year ended December 31, 2024, each incumbent member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

We do not have a policy requiring Board members to attend the annual meeting of our stockholders. At the Company’s annual meeting of stockholders held in 2024, all five members of the Board attended.

Our Independent Directors

The rules of the NYSE American LLC (the “NYSE American”) generally require that a majority of an issuer’s board of directors consist of independent directors. The Board of Directors currently consists of five directors, three of whom, Roger Mason Jr., Greg Economou, and Peter Borish, have each been determined by the Board to be an “independent director” within the meaning of the NYSE American’s rules, and two of whom, Daniel Nelson and Jeffry Hecklinski, have not been determined by the Board to be an “independent director” within the meaning of the NYSE American’s rules. We have entered into an independent director agreement with each of Mr. Mason, Mr. Economou, and Mr. Borish. For discussion of compensation and indemnification arrangements with our independent directors for services performed as members of the Board, see “Executive Compensation – Additional Discussion of Director Compensation”, which is incorporated by reference herein.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Daniel Nelson’s experience and tenure of having been an officer and director of the Company since 2022, and believes that Mr. Nelson is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board is that such structure promotes clearer leadership and direction for the Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The Board and its committees oversee risk management so that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full Board. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Compensation Committee of the Board (the “Compensation Committee”) evaluates the risks and rewards associated with our compensation philosophy and programs. The Nominating Committee evaluates risk associated with management decisions and strategic direction. The Disclosure Controls and Procedures Committee of the Board (the “Disclosure Controls and Procedures Committee”) assists as needed in assessing risks relevant to achieving the goal of accurate and timely disclosure, forming a basis for determining how the risks should be managed.

Board Committees

The Board of Directors established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, the Compensation Committee, the Nominating Committee, and the Disclosure Controls and Procedures Committee. All committees operate under a written charter adopted by the Board, each of which is available on our Internet website at https://ir.signingdaysports.com.

In addition, the Board of Directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by the Board.

Audit Committee

The Audit Committee is responsible for, among other things: (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (ii) the performance of the internal audit services function, (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance, (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure of controls and procedures, (v) the approval of related party transactions, (vi) the evaluation of enterprise risk issues, and (vii) the fulfillment of the other responsibilities set out in its charter.

Roger Mason Jr., Greg Economou, and Peter Borish, each of whom has been determined by the Board of Directors to meet the “independence” requirements of Rule 10A-3 promulgated under the Exchange Act, the definition of an “independent director” under the NYSE American’s rules, and the other requirements for Audit Committee membership under NYSE American’s rules, serve on the Audit Committee, with Mr. Borish serving as the chairman. The Board has determined that Mr. Borish qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) evaluating and making recommendations to the Board regarding the compensation of our independent directors; (iii) evaluating and making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs; and (iv) the fulfillment of the other responsibilities set out in its charter.

The Compensation Committee has the authority to evaluate the performance of the Chief Executive Officer, or person performing an equivalent function, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation of the Chief Executive Officer, or person performing an equivalent function, based on this evaluation. The Chief Executive Officer, or person performing an equivalent function, may not be present during voting or deliberations on his or her compensation. In addition, upon the engagement of and annually thereafter, the Compensation Committee has the authority to determine and approve the compensation paid to the Company’s chief financial officer and any other executive officers that serve in executive officer capacities for the Company. The Compensation Committee must approve all long-term incentive awards for the executive officers of the Company. The Compensation Committee may make factual determinations concerning any equity incentive plan.

The Compensation Committee may retain a compensation consultant, independent legal counsel or other adviser. During the fiscal year ended December 31, 2024, the Compensation Committee did not retain any compensation consultant, independent legal counsel or other adviser.

The Compensation Committee may grant the right to receive indemnification and right to be paid by the Company the expenses incurred in defending any proceeding in advance to its disposition, to any employees in their capacity as officer, director, employee or agent of the Company, any of the directors of the Company and any of the Company’s executive officers to the fullest extent of the provisions of the Bylaws.

In addition, the Compensation Committee may use reasonable amounts of time of the Company’s independent accountants, outside lawyers and other internal staff to assist and advise the Committee in connection with its responsibilities. The Committee must keep the Company’s chief financial officer informed as to the general range of anticipated expenses for outside consultants.

The Compensation Committee also periodically evaluates and makes recommendations to the Board concerning the total compensation package for directors, including fees, reimbursable expenses, and equity compensation.

Roger Mason Jr., Greg Economou, and Peter Borish, each of whom has been determined by the Board of Directors to meet the “independence” requirements of Rule 10C-1 promulgated under the Exchange Act and the definition of an “independent director” under the NYSE American’s rules, serve on the Compensation Committee, with Mr. Mason serving as the chairman. The members of the Compensation Committee are also “non-employee directors” within the meaning of Section 16 of the Exchange Act. The Compensation Committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board of Directors by reviewing nominees for election to the Board submitted by stockholders and recommending to the Board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the Board; (ii) advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; and (iv) overseeing compliance with the Company’s Code of Ethics and Business Conduct (the “Code of Ethics”) and conduct of the Company’s officers and directors.

The Nominating Committee’s methods for identifying candidates for election to the Board (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources, including members of the Board, our executives, individuals personally known to the members of the Board, and other research. The Nominating Committee may also, from time to time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the Nominating Committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Roger Mason Jr., Greg Economou, and Peter Borish, each of whom has been determined by the Board of Directors to meet the definition of an “independent director” under the NYSE American’s rules, serve on the Nominating Committee, with Mr. Economou serving as the chairman. The Nominating Committee assists the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Disclosure Controls and Procedures Committee

The Disclosure Controls and Procedures Committee is responsible for, among other things: (i) the identification and disclosure of material information about the Company; (ii) the accuracy, completeness and timeliness of the Company’s financial reports under the Exchange Act and the rules of the NYSE American; (iii) the review and, as necessary, help with the revision of the Company’s disclosure controls and procedures; (iv) the assistance with documenting, and monitoring the integrity and evaluating the effectiveness of, the Company’s disclosure controls and procedures; and (v) the review of the Company’s reports filed with the SEC, press releases containing financial information or other information material to the Company’s security holders.

The members of the Disclosure Controls and Procedures Committee are the officers and directors of the Company. Craig Smith, Secretary and Chief Operating Officer of the Company, acts as the chairman of the committee.

Director Nominations

Criteria for Board Membership

The Nominating Committee is responsible for periodically evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board or the qualifications for Board membership. In making its recommendations to the Board, the Nominating Committee considers, evaluates and selects directors, including nominees recommended by stockholders, in accordance with the following general and specific considerations:

●	General Considerations. The Nominating Committee must ensure that the Board is comprised of at least enough independent directors to comply with the requirements of the NYSE American as well as applicable rules and regulations of the SEC. In making its recommendations, the Committee may consider some or all of the following factors: (1) The candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (2) the interplay of the candidate’s experience with the experience of other Board members; (3) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (4) whether or not the person has any relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; and (5) the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company operates.

●	Specific Considerations. In addition to the foregoing general considerations, the Nominating Committee will develop, reevaluate at least annually and modify as appropriate a set of specific considerations outlining the skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), particular areas of expertise, specific backgrounds, and other characteristics for which there is a specific need on the Board and which would enhance the effectiveness of the Board and its committees given its current composition.

The Nominating Committee will evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection (or that the Board elect such individual on an interim basis) as a director based upon the extent to which such individual satisfies the general criteria above and will contribute significantly to satisfying the overall mix of specific criteria identified above. Each annual decision to re-nominate an incumbent director must be based upon a careful consideration of such individual’s contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions and the Company’s changing needs.

The Nominating Committee will seek to identify potential director candidates who will strengthen the Board and will contribute to the overall mix of considerations identified above. This process should include establishing procedures for soliciting and reviewing potential nominees from directors and stockholders and for notifying those who suggest nominees of the outcome of such review. The Nominating Committee will have sole authority to retain and terminate any search firms to be used to identify director candidates, including sole authority to approve any such search firm’s fees and other terms of retention.

The Nominating Committee will submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other times due to any expansion of the Board, director resignations or retirements or otherwise. In the event of a vacancy on the Board, following determination by the Board that such vacancy must be filled, the Nominating Committee will identify candidates for director qualified to fill such vacancy that satisfies the general criteria above.

The Nominating Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders because the committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. For additional information regarding stockholder nominations, see “Stockholder Recommendations” below.

Each of the nominees included in this proxy statement and the Company’s proxy card for the Annual Meeting was recommended for inclusion by all of the members of the Board, which consists of our Chief Executive Officer, another executive officer, and three non-management directors.

Board Diversity

The Board and the Nominating Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Stockholder Recommendations

The Nominating Committee is responsible for the consideration of any written stockholder recommendations for candidates for the Board, which recommendations should be delivered or mailed, postage prepaid, to:

Nominating and Corporate Governance Committee

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, Arizona 85255

Stockholder recommendations must include the following information to be considered by the Nominating Committee: (a) all information relating to such recommended candidate as would be required to be disclosed for a director nominee pursuant to Regulation 14A promulgated under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and as required for stockholder nominations of director candidates pursuant to the Company’s Bylaws; (b) the names and addresses of the stockholders making the recommendation and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee. There are no pre-established qualifications, qualities or skills at this time that any particular director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Any recommendations received from our security holders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated.

Communications with the Board of Directors

Stockholders seeking to communicate with the Board of Directors should submit their written comments to Mr. Daniel Nelson, our Chairman, Chief Executive Officer and a member of the Board, at Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, Arizona 85255. Mr. Nelson will forward such communications to each member of the Board; provided that, if in the opinion of Mr. Nelson it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Code of Ethics and Business Conduct

We have adopted the Code of Ethics, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including insider trading regulations, the Company’s disclosure controls and procedures and internal control over financial reporting, and reporting of violations of the Code of Ethics.

The full text of the Code of Ethics is posted on our website at https://www.ir.signingdaysports.com. Any waiver of the Code of Ethics for directors or executive officers must be approved by the Audit Committee. We will disclose future amendments to the Code of Ethics, or waivers from the Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from the Code of Ethics for our other executive officers and our directors on our website. A copy of the Code of Ethics will also be provided free of charge upon request to: Secretary, Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, Arizona 85255.

Hedging and Pledging Prohibition

Under our Insider Trading Policy, our directors, officers, and key employees (and each such individual’s family members, household members and entities that are controlled or influenced by such individual, as described in the policy) are prohibited from engaging in the following transactions at any time: (i) engaging in short sales of our securities; (ii) trading in put options, call options or other derivative securities on an exchange or in any other organized market; (iii) engaging in hedging or monetization transactions in our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities; and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan unless the collateral arrangement is specifically approved in advance by the policy administrator. These prohibitions apply to securities granted to the key employee, officer or director by the Company as part of the compensation of the employee, officer or director, and securities held by the key employee, officer or director.

Director Compensation

Generally, the Board believes that the level of director compensation should be based on time spent carrying out Board and committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of stockholders. The Board allows changes in its director compensation practices based on recommendations and approvals of the Compensation Committee.

Director Compensation Table

The directors of the Company during the fiscal year ended December 31, 2024 were compensated for services as directors as follows:

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Glen Kim(1)	$-	$-		$-		$-	$-	$-	$-

Roger Mason Jr.	$-	$10,982	(2)	$-	(3)	$-	$-	$-	$10,982

Peter Borish(4)	$30,000	$33,831	(5)	$-		$-	$-	$-	$63,831

Greg Economou	$-	$10,982	(6)	$-	(7)	$-	$-	$-	$10,982

(1)	Glen Kim was a director of the Company from July 2022 to February 2024.

(2)	Roger Mason Jr. was granted 1,459 shares of common stock on October 16, 2024. The aggregate grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718 based on the assumptions described in “Stock-Based Compensation”.

(3)	Roger Mason Jr. was granted an option to purchase 500 shares of common stock on September 9, 2022 with an exercise price of $148.80 per share. The option remained subject to vesting as to 125 shares as of December 31, 2024, which were subject to vesting in approximately equal installments on March 9, 2025, June 9, 2025, and September 9, 2025.

(4)	Peter Borish became a director of the Company on February 15, 2024.

(5)	Peter Borish was granted 913 shares of common stock on March 1, 2024; and 1,042 shares of common stock on October 16, 2024. The aggregate grant date fair value was computed in accordance with ASC Topic 718 based on the assumptions described in “Stock-Based Compensation”.

(6)	Greg Economou was granted 1,459 shares of common stock on October 16, 2024. The aggregate grant date fair value was computed in accordance with ASC Topic 718 based on the assumptions described in “Stock-Based Compensation”.

(7)	Greg Economou was granted an option to purchase 500 shares of common stock on May 9, 2023 with an exercise price of $120.00 per share. The option remained subject to vesting as to 250 shares as of December 31, 2024, which were subject to vesting in approximately equal installments on February 9, 2025, May 9, 2025, August 9, 2025, November 9, 2026, February 9, 2026, and May 9, 2026.

Additional Discussion of Director Compensation

Each of the Company’s independent directors, Roger Mason Jr., Greg Economou, and Peter Borish, has entered into an independent director agreement with the Company. Glen Kim resigned from the board of directors on February 12, 2024, and the independent director agreement between Mr. Kim and the Company terminated in accordance with its terms at such time.

In accordance with our former independent director agreement with Mr. Kim, Mr. Kim was granted a stock option to purchase 105 shares of common stock on September 28, 2022 at a price per share of $148.80, subject to the Company’s standard form of stock option agreement for the Plan.

In accordance with our independent director agreement with Mr. Mason, Mr. Mason was granted a stock option to purchase 500 shares of common stock on September 9, 2022 at a price per share of $148.80, subject to the Company’s standard form of stock option agreement for the Plan. 1/12th of the shares vest on each subsequent 9th of March, June, September, or December thereafter which most closely follows from September 9, 2022.

In accordance with our independent director agreement with Mr. Economou, Mr. Economou was granted a stock option to purchase 500 shares of common stock on May 9, 2023 at a price per share of $148.80, subject to the Company’s standard form of stock option agreement for the Plan. 1/12th of the option vests on each subsequent 9th of August, November, February, or May thereafter which most closely follows from May 9, 2023.

Under our independent director agreement with Mr. Borish, Mr. Borish will receive an annual cash payment of $30,000 paid upon Mr. Borish’s attendance at four board meetings held during or after the second quarter of each year, in four equal installments. Mr. Borish’s independent director agreement also provides that Mr. Borish will receive an annual grant of restricted stock valued at $30,000 in aggregate as reported by NYSE American on the date of grant, which will vest in four equal quarterly installments. In accordance with our independent director agreement with Mr. Borish, on March 1, 2024, the Compensation Committee granted an award of 913 shares of common stock to Mr. Borish under the Plan, subject to the Company’s standard form of restricted stock award agreement for the Plan.

All of our independent director agreements provide that we will reimburse each director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the director’s duties for the Company.

On October 16, 2024, the Compensation Committee granted an award of 1,459 shares of common stock to Mr. Economou under the Plan, subject to the Company’s standard form of restricted stock award agreement for the Plan.

On October 16, 2024, the Compensation Committee granted an award of 1,459 shares of common stock to Roger Mason Jr. under the Plan, subject to the Company’s standard form of restricted stock award agreement for the Plan.

On October 16, 2024, the Compensation Committee granted an award of 1,042 shares of common stock to Mr. Borish under the Plan, subject to the Company’s standard form of restricted stock award agreement for the Plan.

On April 17, 2025, upon the recommendation of the Compensation Committee, the Board approved cash bonuses of $45,000 to Peter Borish, $22,500 to Greg Economou, and $22,500 to Roger Mason, respectively, for their services as directors of the Company. These bonuses were in addition to any cash bonus that such directors may otherwise be entitled to or eligible for under each director’s respective Independent Director Agreement or Amended and Restated Independent Director Agreement with the Company.

In accordance with our independent director agreements, we separately entered into an indemnification agreement with each of our current independent directors and Mr. Kim. Each indemnification agreement provides for indemnification to the fullest extent permitted by law, including: (i) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director, or on their behalf, in connection with any proceeding other than proceedings by or in the right of the Company or any claim, issue or matter therein, if the director acted in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the director’s conduct was unlawful; (ii) all expenses actually and reasonably incurred by a director, or on their behalf, in connection with a proceeding by or in the right of the Company if the director acted in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the Company, provided that if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which the director shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made; (iii) to the extent that a director is, by reason of the director’s director status, a party to and is successful, on the merits or otherwise, in any proceeding, including by dismissal of such proceeding with or without prejudice, then the director shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all expenses actually and reasonably incurred by the director or on the director’s behalf in connection therewith; and (iv) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or on a director’s behalf if, by reason of the director’s status as a director, the director is, or is threatened to be made, a party to or participant in any proceeding (including a proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the director, except where the payment is finally determined (under the procedures, and subject to the presumptions, set forth in the indemnification agreements) to be unlawful. The Company shall also advance all such expenses incurred by or on behalf of each director in connection with any of the above proceedings by reason of the director’s director status within 30 days after the receipt by the Company of a statement or statements from the director requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the director and shall include or be preceded or accompanied by a written undertaking by or on behalf of the director to repay any expenses advanced if it shall ultimately be determined that the director is not entitled to be indemnified against such expenses. Any advances and undertakings to repay shall be unsecured and interest free. The indemnification agreements also provide for payments by the Company for the entire amount of any judgment or settlement of any action, suit or proceeding in which it is liable or would be liable if joined in such action, subject to the other terms and provisions of the indemnification agreements, and certain other indemnification and payment obligations. The indemnification agreements also provide that if we maintain a directors’ and officers’ liability insurance policy, that each director and executive officer will be covered by the policy to the maximum extent of the coverage available for any of the Company’s directors or executive officers.

Directors and Officers Liability Insurance

We have obtained standard policies of insurance under which coverage is provided (a) to our directors and executive officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such executive officers or directors pursuant to the indemnification agreements referred to above, the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws, or otherwise as a matter of law.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding our executive officers as of the date of this proxy statement.

Name	Age	Position
Daniel Nelson	62	Chief Executive Officer, Chairman and Director
Damon Rich	56	Chief Financial Officer
Jeffry Hecklinski	51	President and Director
Craig Smith	30	Secretary and Chief Operating Officer

For information regarding Messrs. Nelson and Hecklinski, please refer to “Proposal No. 1 – Election of Directors – Information with Respect to Director Nominees,” above.

Damon Rich. Mr. Rich has served as our Chief Financial Officer since February 2025, and was our Interim Chief Financial Officer from April 2023 to February 2025. Since February 2019, Mr. Rich has also been Chief Financial Officer of Daniel Nelson Financial Services. From July 2011 to February 2019, Mr. Rich was Accounting Manager – General Ledger/Financial Reporting at Safeway, Inc. From July 2005 to July 2011, Mr. Rich was Accounting Manger – Warehouse Payables, at Safeway, Inc. From May 2001 to July 2005, Mr. Rich was an accountant for Safeway, Inc. From February 1999 to May 2001, Mr. Rich was the Controller of North Phoenix Baptist Church in Phoenix, Arizona. Mr. Rich holds a Bachelor of Accountancy and a Bachelor of Business Administration from New Mexico State University and earned his CPA designation in 1999.

Craig Smith. Mr. Smith has served as our Chief Operating Officer since April 2024 and as our Secretary since June 2024, and was our Chief of Development from February 2023 to April 2024. From January 2022 to February 2023, Mr. Smith was Director of Player Personnel at San Diego State University, and from January 2020 to December 2021, was San Diego State University’s Assistant Director of Football Operations. From January 2017 to January 2020, Mr. Smith was Director of Football Operations and Player Personnel at Indiana State University. Mr. Smith holds a Bachelor of Arts degree in sports management from Siena Heights University.

EXECUTIVE COMPENSATION

Summary Compensation Table – Years Ended December 31, 2024 and 2023

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Daniel Nelson, Chief	2024	237,500	-	215,960	(1)	-		14,489	(2)	467,949
Executive Officer	2023	23,038	-	-		114,000	(3)	-		137,038
Jeffry Hecklinski, President	2024	200,000	-	143,082	(4)	-		12,877	(2)	355,959
Craig Smith, Chief Operating Officer	2024	150,000	-	129,961	(5)	-		4,224	(2)	284,185

(1)	Daniel Nelson was granted 20,832 shares of common stock under the Plan on October 16, 2024; and 4,168 shares of restricted common stock under the Plan on June 13, 2024, subject to certain vesting conditions. The aggregate grant date fair value was computed in accordance with ASC Topic 718 based on the assumptions described in “Stock-Based Compensation”.

(2)	Consisted of healthcare benefits.

(3)	Daniel Nelson was granted an option to purchase 2,084 shares of common stock on November 22, 2023 at an exercise price of $108.00 per share. A portion of the option was granted, subject to certain vesting conditions. The aggregate grant date fair value was computed in accordance with ASC Topic 718 based on the assumptions described in “Stock-Based Compensation”.

(4)	Jeffry Hecklinski was granted 7,286 shares of restricted common stock under the Plan on October 16, 2024; 2,084 shares of restricted common stock under the Plan on June 13, 2024, subject to certain vesting condition; and 2,505 shares of restricted common stock under the Plan on March 12, 2024, subject to certain vesting conditions. The aggregate grant date fair value was computed in accordance with ASC Topic 718 based on the assumptions described in “Stock-Based Compensation”.

(5)	Craig Smith was granted 7,292 shares of common stock under the Plan on October 16, 2024; 2,084 shares of restricted common stock under the Plan on June 13, 2024, subject to certain vesting conditions; and 1,874 shares of restricted common stock under the Plan on March 12, 2024, subject to certain vesting conditions. The aggregate grant date fair value was computed in accordance with ASC Topic 718 based on the assumptions described in “Stock-Based Compensation”.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC Topic 718, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock-based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, consultants, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718. ASC Topic 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services. The Company measures and recognizes compensation expense for the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The Company measures and recognizes compensation expense for the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.

The fair value of awards on the grant date is estimated using the Black-Scholes option-pricing model, which requires the use of certain subjective assumptions including expected term, volatility, risk-free interest rate and the fair value of our common stock. These assumptions generally require significant judgment. The resulting costs are recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The Company amortizes the fair value of stock-based compensation on a straight-line basis over the requisite service periods. The Company recognizes forfeitures as they occur as a reduction to stock-based compensation expense and to additional paid-in-capital.

Expected term. Using the simplified method, the expected term is estimated as the midpoint of the expected time to vest and the contractual term, as permitted by the SEC.

Volatility. With respect to grants of equity awards made prior to the listing of our common stock on the NYSE American on November 14, 2023, given the absence of an active market for our common stock, the Company’s expected volatility was derived from the historical volatilities of several unrelated public companies in the digital media and social platform industries because we had little information on the volatility of the price of our common stock because we had no trading history. When making the selections of our industry peer companies to be used in the volatility calculation, we consider operational area, size, business model, industry and the business of potential comparable companies. These historical volatilities are weighted based on certain qualitative factors and combined to produce a single volatility factor. With respect to grants of equity awards made after the listing, the Company determines the expected volatility by weighing the historical average volatilities of publicly traded industry peers and its own trading history. The Company intends to continue to consistently apply this methodology using the same or similar public companies until a sufficient amount of historical information regarding the volatility of the Company’s own common stock price becomes available, unless circumstances change such that the identified companies are no longer similar to the Company, in which case more suitable companies whose stock prices are publicly available would be utilized in the calculation.

Risk-free rate. The risk free interest rate is based on the yields of U.S. Treasury securities with maturities similar to the expected term of the options for each option group.

Dividend yield. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future. Consequently, we use an expected dividend yield of zero.

Fair Value of Common Stock. With respect to equity grants made before the listing of our common stock on the NYSE American on November 14, 2023, given the absence of an active market for our common stock, the estimated fair value of restricted stock grants and common stock underlying grants of stock options was determined using a modified probability-weighted expected return methodology (“PWERM”). For valuations after our listing on November 14, 2023, the fair value of restricted stock grants and common stock underlying grants of stock options is calculated utilizing the daily closing price as reported by the NYSE American.

If in the future the Company determines that another method is more reasonable, or if another method for calculating these input assumptions is prescribed by authoritative guidance, and, therefore, should be used to estimate volatility or expected life, the fair value calculated for our stock options could change significantly. Higher volatility and longer expected lives result in an increase to stock-based compensation expense determined at the date of grant. Stock-based compensation expenses affect our general and administrative expenses.

The following table summarizes the assumptions relating to our stock options for the period from January 1, 2023 to November 13, 2023, the last day prior to the date of the listing of the common stock on the NYSE American on November 14, 2023.

January 1, 2023 to
November 13,
2023
Risk-free interest rate	3.78%
Expected term (in years)	5.42
Expected volatility	50%
Expected dividend yield	$-

The following table summarizes the assumptions relating to our stock options for the period from November 14, 2023, the date of the listing of the common stock on the NYSE American on November 14, 2023, to December 31, 2023.

November 14, 2023 to
December 31, 2023
Risk-free interest rate	4.44%
Expected term (in years)	5.41
Expected volatility	92.16%
Expected dividend yield	$-

The Company did not grant any stock options during the fiscal year ended December 31, 2024.

If in the future the Company determines that another method is more reasonable, or if another method for calculating these input assumptions is prescribed by authoritative guidance, and, therefore, should be used to estimate volatility or expected life, the fair value calculated for our stock options could change significantly. Higher volatility and longer expected lives result in an increase to stock-based compensation expense determined at the date of grant. Stock-based compensation expense affects our and selling, general and administrative expense.

The following table summarizes, by grant date, the number of stock options granted from January 1, 2023 to November 13, 2023, the associated per share exercise price, and related fair value determinations:

	Common shares underlying options granted	Exercise price per share	Fair value per common share as determined by the board of directors at grant date	Fair value per common share for financial reporting purposes at grant date	Intrinsic value per underlying common share

March 14, 2023	1,121	$148.80	$148.80	$82.56	$0.00
April 5, 2023	2,084	$120.00	$120.00	$61.2	$0.00
April 11, 2023	63	$120.00	$120.00	$88.32	$0.00
April 19, 2023	334	$120.00	$120.00	$48.96	$0.00
May 3, 2023	2,084	$120.00	$120.00	$48.96	$0.00
May 9, 2023	500	$120.00	$120.00	$48.96	$0.00

The following table summarizes by grant date the number of restricted stock awards granted from January 1, 2023 to November 13, 2023 and related fair value determination:

	RSAs	Fair value per common share as determined by the board of directors at grant date	Fair value per common share for financial reporting purposes at grant date
March 14, 2023	1,875	$148.80	$148.80

Management Employment and Consulting Agreements

Employment Agreement with Daniel Nelson

Under the Executive Employment Agreement, dated as of November 22, 2023, between the Company and Daniel Nelson, the Company’s Chief Executive Officer, Chairman, and a director (the “Original CEO Employment Agreement”), Mr. Nelson was employed in his current capacity as the Company’s Chief Executive Officer. Mr. Nelson’s annual base salary was $425,000 from November 22, 2023 to February 29, 2024, subject to modification upon execution of an amendment or addendum to the Original CEO Employment Agreement.

Pursuant to the Original CEO Employment Agreement, on November 22, 2023, Mr. Nelson was granted a stock option pursuant to the Signing Day Sports, Inc. 2022 Equity Incentive Plan (the “Plan”), and execution of a stock option agreement. The stock option provides Mr. Nelson the right to purchase 2,084 shares of common stock at an exercise price of $108.00 per share. The option was exercisable as to half the shares immediately upon the date of grant and was subject to vesting as to the remaining half in six equal monthly portions after the grant date subject to continuous service.

Under the Amended and Restated Executive Employment Agreement, dated as of March 1, 2024, between the Company and Mr. Nelson (the “Amended and Restated CEO Employment Agreement”), the Original CEO Employment Agreement was amended and restated to reduce Mr. Nelson’s annual base salary from $425,000 to $200,000, effective March 1, 2024.

The Company will pay or reimburse Mr. Nelson for all reasonable and necessary expenses actually incurred or paid by Mr. Nelson during his employment in the performance of his duties. Mr. Nelson will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to paid time off and holiday pay in accordance with the Company’s policies in effect from time to time.

The Amended and Restated CEO Employment Agreement originally provided that if the Company terminates Mr. Nelson without cause, Mr. Nelson will be entitled to the following severance payments: (i) cash in the amount of base salary in effect on the date of such termination payable in 12 monthly installments; and (ii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans. The payment of severance may be conditioned on receiving a release of any and all claims that Mr. Nelson may have against the Company.

On July 9, 2024, the Company entered into Amendment No. 1 to Executive Employment Agreement, dated as of July 9, 2024, between the Company and Mr. Nelson (the “Amendment to CEO Agreement”). The Amendment to CEO Agreement amended and restated the severance provisions of the Amended and Restated CEO Employment Agreement. As amended, the Amended and Restated CEO Employment Agreement provides that if the Company terminates Mr. Nelson without cause, Mr. Nelson will be entitled to severance payments in cash in the amount of base salary in effect on the date of such termination payable in 12 monthly installments. If the Company terminates Mr. Nelson upon a Change of Control (as defined in the Amendment to CEO Agreement), Mr. Nelson will be entitled to severance payments in cash in the amount of one-half of base salary in effect on the date of such termination payable in six monthly installments. The payment of severance may be conditioned on receiving a release of any and all claims that Mr. Nelson may have against the Company.

Former Consulting Agreement and Current Employment Agreement with Damon Rich

Under a Consulting Agreement, dated as of June 14, 2024, between the Company and Damon Rich, the Company’s Chief Financial Officer (the “Rich Consulting Agreement”), Mr. Rich provided consulting services to the Company. Under the Rich Consulting Agreement, the Company was required to pay Mr. Rich $120 per hour for up to 120 hours per month of invoiced services. Pursuant to the Rich Consulting Agreement, on June 14, 2024, Mr. Rich was granted an award of 417 shares of restricted common stock under the Plan, which vested upon grant. The grant is subject to the Company’s standard form of restricted stock award agreement under the Plan. The Company was required to reimburse Mr. Rich for all reasonable expenses incurred by Mr. Rich directly related to the performance of services under the Rich Consulting Agreement. The Rich Consulting Agreement could be terminated by either party upon five days’ written notice.

On February 4, 2025, pursuant to the approval of the Board, the Company and Damon Rich entered into an Executive Employment Agreement, dated as of February 4, 2025 (the “Rich Employment Agreement”). The Rich Employment Agreement superseded the Rich Consulting Agreement. Under the Rich Employment Agreement, the Company will pay Mr. Rich $120 per hour for up to 160 hours per month of invoiced services. The Company will pay or reimburse Mr. Rich for all reasonable and necessary expenses actually incurred or paid by Mr. Rich during his employment in the performance of his duties under the Rich Employment Agreement. Mr. Rich will not be eligible to participate in any benefits plans of the Company, including medical, dental and life insurance options, or vacation or sick leave. Mr. Rich’s employment is at-will.

Employment Agreement with Jeffry Hecklinski

Under the employment offer letter, dated March 7, 2023, between Jeffry Hecklinski and the Company (the “Former Hecklinski Employment Agreement”), Mr. Hecklinski was employed as the General Manager of the Company. Mr. Hecklinski’s annual base salary was $200,000. Pursuant to the Former Hecklinski Employment Agreement, on March 14, 2023, Mr. Hecklinski was granted a stock option pursuant to the Plan and execution of a stock option agreement in the Company’s standard form under the Plan. The stock option provides Mr. Hecklinski the right to purchase 834 shares of common stock of the Company at an exercise price of $148.80 per share. The option was vested and exercisable as to 209 shares immediately upon the date of grant, vested as to 156 shares on the one-year anniversary of the date of grant, and vests as to an aggregate of 469 shares in approximately equal increments at the end of each of the following 36 calendar months. Under the Former Hecklinski Employment Agreement, Mr. Hecklinski was eligible to participate in standard benefits plans of the Company, including medical, dental and life insurance options, and was entitled to ten public holidays, ten vacation days, and five sick days per year, subject to the Company’s leave policies. Mr. Hecklinski’s employment was at-will.

The Executive Employment Agreement, dated as of April 9, 2024, between the Company and Mr. Hecklinski (the “Hecklinski Employment Agreement”), amended, restated and superseded the Former Hecklinski Employment Agreement. Under the Hecklinski Employment Agreement, Mr. Hecklinski was employed as the Company’s President. Mr. Hecklinski’s annual base salary will remain $200,000. The Company agreed to pay or reimburse Mr. Hecklinski for all reasonable and necessary expenses actually incurred or paid by Mr. Hecklinski during his employment in the performance of his duties under the Hecklinski Employment Agreement. Mr. Hecklinski will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to ten public holidays, ten vacation days, and five sick days per year, subject to the Company’s leave policies.

On July 9, 2024, the Company entered into Amendment No. 1 to Executive Employment Agreement, dated as of July 9, 2024, between the Company and Mr. Hecklinski (the “Amendment to Hecklinski Agreement”). The Amendment to Hecklinski Agreement amended and restated the severance provisions of the Hecklinski Employment Agreement. As amended, the Hecklinski Employment Agreement provides that if the Company terminates Mr. Hecklinski upon a Change of Control (as defined in the Amendment to Hecklinski Agreement), Mr. Hecklinski will be entitled to severance payments in cash in the amount of one-half of base salary in effect on the date of such termination payable in six monthly installments. The payment of severance may be conditioned on receiving a release of any and all claims that Mr. Hecklinski may have against the Company.

Employment Agreement with Craig Smith

Under the Executive Employment Agreement, dated as of April 22, 2024, between the Company and Craig Smith (the “Smith Employment Agreement”), Mr. Smith was employed as the Company’s Chief Operating Officer. Mr. Smith’s annual base salary will be $150,000. The Company agreed to pay or reimburse Mr. Smith for all reasonable and necessary expenses actually incurred or paid by Mr. Smith during his employment in the performance of his duties under the Smith Employment Agreement. Mr. Smith will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to ten public holidays, ten vacation days, and five sick days per year, subject to the Company’s leave policies.

On July 9, 2024, the Company entered into Amendment No. 1 to Executive Employment Agreement, dated as of July 9, 2024, between the Company and Craig Smith, the Company’s President and director (the “Amendment to Smith Agreement”). The Amendment to Smith Agreement amended and restated the severance provisions of the Smith Employment Agreement. As amended, the Smith Employment Agreement provides that if the Company terminates Mr. Smith upon a Change of Control (as defined in the Amendment to Smith Agreement), Mr. Smith will be entitled to severance payments in cash in the amount of one-half of base salary in effect on the date of such termination payable in six monthly installments. The payment of severance may be conditioned on receiving a release of any and all claims that Mr. Smith may have against the Company.

Additional Compensation to Executive Officers

On March 12, 2024, the Compensation Committee granted an award of 2,505 shares of restricted common stock under the Plan to Jeffry Hecklinski, which vested as to 625 shares upon grant and vests as to the remaining shares in eight approximately equal quarterly increments over the two years following the grant date. The grant is subject to the Company’s standard form of restricted stock award agreement under the Plan.

On March 12, 2024, the Compensation Committee granted an award of 1,874 shares of restricted common stock under the Plan to Craig Smith, which vested as to 469 shares upon grant and vests as to the remaining shares in eight approximately equal quarterly increments over the two years following the grant date. The grant is subject to the Company’s standard form of restricted stock award agreement under the Plan.

On June 13, 2024, the Compensation Committee granted an award of 2,084 shares of restricted common stock under the Plan to Mr. Hecklinski. The restricted shares vest in four approximately equal increments on each of September 13, 2024, December 13, 2024, March 13, 2025, and June 13, 2025. The grant is subject to the Company’s standard form of restricted stock award agreement under the Plan.

On June 13, 2024, the Compensation Committee granted an award of 4,168 shares of restricted common stock under the Plan to Daniel Nelson. The restricted shares vest in four approximately equal increments on each of September 13, 2024, December 13, 2024, March 13, 2025, and June 13, 2025. The grant is subject to the Company’s standard form of restricted stock award agreement under the Plan.

On June 13, 2024, the Compensation Committee granted an award of 2,084 shares of restricted common stock under the Plan to Mr. Smith. The restricted shares vest in four approximately equal increments on each of September 13, 2024, December 13, 2024, March 13, 2025, and June 13, 2025. The grant is subject to the Company’s standard form of restricted stock award agreement under the Plan.

On October 16, 2024, the Compensation Committee granted an award of 20,832 shares of common stock under the Plan to Mr. Nelson.

On October 16, 2024, the Compensation Committee granted an award of 7,292 shares of common stock under the Plan to Mr. Smith.

On October 16, 2024, the Compensation Committee granted an award of 7,286 shares of common stock under the Plan to Mr. Hecklinski.

On October 16, 2024, the Compensation Committee granted an award of 2,604 shares of common stock under the Plan to Damon Rich.

On April 17, 2025, the Compensation Committee approved the following grants of discretionary cash bonuses: $140,000 to Mr. Nelson; $50,000 to Mr. Rich; $95,000 to Mr. Hecklinski; and $105,000 to Mr. Smith. These bonuses were in addition to any compensation that the recipients may be entitled to or eligible for under their respective employment agreements with the Company.

Management Indemnification Agreements and Insurance

We have separately entered into an indemnification agreement with each of our executive officers. Each indemnification agreement provides for indemnification to the fullest extent permitted by law, including: (i) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by an executive officer, or on their behalf, in connection with any proceeding other than proceedings by or in the right of the Company or any claim, issue or matter therein, if the executive officer acted in good faith and in a manner the executive officer reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the executive officer’s conduct was unlawful; (ii) all expenses actually and reasonably incurred by an executive officer, or on their behalf, in connection with a proceeding by or in the right of the Company if the executive officer acted in good faith and in a manner the executive officer reasonably believed to be in or not opposed to the best interests of the Company, provided that if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which the executive officer shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made; (iii) to the extent that a executive officer is, by reason of the executive officer’s executive officer status, a party to and is successful, on the merits or otherwise, in any proceeding, including by dismissal of such proceeding with or without prejudice, then the executive officer shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all expenses actually and reasonably incurred by the executive officer or on the executive officer’s behalf in connection therewith; and (iv) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by an executive officer or on an executive officer’s behalf if, by reason of the executive officer’s status as an executive officer, the executive officer is, or is threatened to be made, a party to or participant in any proceeding (including a proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the executive officer, except where the payment is finally determined (under the procedures, and subject to the presumptions, set forth in the indemnification agreements) to be unlawful. The Company shall also advance all such expenses incurred by or on behalf of each executive officer in connection with any of the above proceedings by reason of the executive officer’s executive officer status within 30 days after the receipt by the Company of a statement or statements from the executive officer requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the executive officer and shall include or be preceded or accompanied by a written undertaking by or on behalf of the executive officer to repay any expenses advanced if it shall ultimately be determined that the executive officer is not entitled to be indemnified against such expenses. Any advances and undertakings to repay shall be unsecured and interest free. The indemnification agreements also provide for payments by the Company for the entire amount of any judgment or settlement of any action, suit or proceeding in which it is liable or would be liable if joined in such action, subject to the other terms and provisions of the indemnification agreements, and certain other indemnification and payment obligations. The indemnification agreements also provide that if we maintain a directors’ and officers’ liability insurance policy, that each director and executive officer will be covered by the policy to the maximum extent of the coverage available for any of the Company’s directors or executive officers.

We have obtained standard directors and officers liability insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the indemnification agreements described above or otherwise as a matter of law.

Management Confidentiality Agreements

Each of the executive officers named above was required to sign an Employee Confidential Information and Inventions Assignment Agreement or similar agreement which prohibits unauthorized use or disclosure of the Company’s proprietary information, contains a general assignment of rights to inventions and intellectual property rights, non-competition provisions that apply during the term of employment, non-solicitation provisions that apply during the term of employment and for one year after the term of employment, and non-disparagement provisions that apply during and after the term of employment.

Additional Discussion of Named Executive Officer Compensation

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Potential Payments Upon Termination or Change in Control

None of our named executive officers was entitled to severance compensation during the fiscal year ended December 31, 2024, except as described in “—Management Employment and Consulting Agreements”.

Outstanding Equity Awards at Fiscal Year-End

The executive officers named above had the following unexercised options, stock that has not vested or equity incentive plan awards outstanding as of December 31, 2024.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Daniel Nelson, Chief Executive Officer	2,084	-		-	108.00	November 21, 2033	-		-	-		-

Daniel Nelson, Chief Executive Officer	730	-		-	148.80	September 28, 2032	-		-		-		-

Daniel Nelson, Chief Executive Officer	-	-		-	-	-	2,084	(2)	5,481		-		-

Jeffry Hecklinski, President	482	352	(3)	-	148.80	March 14, 2033	-		-		-		-

Jeffry Hecklinski, President	-	-		-	-	-	1,174	(4)	3,088		-		-

Jeffry Hecklinski, President	-	-		-	-	-	1,042	(5)	2,740		-		-

Craig Smith, Chief Operating Officer	536	506	(6)	-	120.00	May 3, 2033	-		-		-		-

Craig Smith, Chief Operating Officer	-	-		-	-	-	878	(7)	2,309		-		-

Craig Smith, Chief Operating Officer	-	-		-	-	-	1,042	(8)	2,740		-		-

(1)	The market value of restricted stock that has not vested is based on the closing price of $2.63 per share for the common stock on December 31, 2024, as reported on the NYSE American.

(2)	As of December 31, 2024, the unvested shares were subject to vesting in approximately equal installments on each of March 13, 2025 and June 13, 2025.

(3)	As of December 31, 2024, the unvested shares underlying the option were subject to vesting in 27 approximately equal installments at the end of each of the following calendar months.

(4)	As of December 31, 2024, the unvested shares were subject to vesting in approximately equal installments on each of March 12, 2025, June 12, 2025, September 12, 2025, December 12, 2025, and March 12, 2026.

(5)	As of December 31, 2024, the unvested shares were subject to vesting in approximately equal installments on each of March 13, 2025 and June 13, 2025.

(6)	As of December 31, 2024, the unvested shares underlying the option were subject to vesting in 35 approximately equal monthly installments.

(7)	As of December 31, 2024, the unvested shares were subject to vesting in approximately equal installments on each of March 12, 2025, June 12, 2025, September 12, 2025, December 12, 2025, and March 12, 2026.

(8)	As of December 31, 2024, the unvested shares were subject to vesting in approximately equal installments on each of March 13, 2025 and June 13, 2025.

Signing Day Sports, Inc. 2022 Equity Incentive Plan

On August 31, 2022, we established the Signing Day Sports, Inc. 2022 Equity Incentive Plan and reserved 15,625 shares of common stock for issuance under the Plan. On February 27, 2024, the stockholders of the Company approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan to 46,875 shares. On October 10, 2024, the stockholders of the Company approved an amendment and restatement of the Plan to increase the number of shares reserved for issuance under the Plan to 93,750 shares.

The Plan was established to advance our interests and the interests of our stockholders by providing an incentive to attract, retain and reward persons performing services for us and by motivating such persons to contribute to our growth and profitability. Under the Plan, we may grant restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan is 93,750 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. However, shares tendered in payment of an option, delivered or withheld by the Company to satisfy any tax withholding obligation, or covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again become available for grant under the Plan.

As of the Record Date, 413 shares remain available for issuance under the Plan. The Plan and all awards granted under the Plan are intended to comply with Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan and all awards agreements shall be interpreted and administered to be in compliance therewith.

Please see “Proposal No. 3 – To Approve Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan” for a further description of the Plan and a description of the proposed Amendment No. 1 to the Plan.

Clawback Policy

On November 2, 2023, the Board of Directors adopted a Clawback Policy in accordance with applicable NYSE American rules (the “Clawback Policy”). The Clawback Policy provides that we will recover reasonably promptly the amount of erroneously awarded incentive-based compensation to any current or former executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period

Director Compensation

For a discussion of compensation to our non-employee directors during the fiscal year ended December 31, 2023, see “Board of Directors and Corporate Governance – Director Compensation”.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of our fiscal year ended December 31, 2023, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	On September 16, 2024, the Company issued a promissory note to Daniel Nelson, the Chief Executive Officer, Chairman and a director of the Company, dated September 16, 2024, in the principal amount of $100,000 (the “September 2024 Note”). The September 2024 Note permitted Mr. Nelson to make advances under the September 2024 Note of up to $100,000. The principal and any advances under the September 2024 Note accrued interest at a monthly rate of 20%, compounded monthly, from the 30th day following the date of issuance of the September 2024 Note to the 150th day following the date of issuance of the September 2024 Note, such that total interest of $20,000 accrued as of the end of the first month, $24,000 as of the end of the second month, and so on. The principal, any advances, and accrued interest became payable on the earlier of December 16, 2024 or upon the Company receiving any funding of $1,000,000 (the “September 2024 Note Maturity Date”). The Company was required to make full payment of the balance of all principal, advances, and accrued interest within two business days of receiving a written demand from Mr. Nelson on or after the September 2024 Note Maturity Date. The Company was permitted to prepay the principal, any advances, and any interest then due without penalty. As of December 31, 2024, the outstanding balance under the September 2024 Note was $188,928. On January 8, 2025, the Company made full payment of the balance of all principal and accrued interest in the amount of $197,745 under the September 2024 Note.

●	Under a Consulting Agreement, dated as of July 23, 2024, between the Company and Clayton Adams, a former director and a former beneficial owner of more than 5% of the outstanding common stock of the Company (the “Adams Consulting Agreement”), Mr. Adams will provide certain consulting services to the Company on mergers, acquisitions, financing sources, public company and governance matters, building market awareness, and other duties as may reasonably be requested by the Company. In consideration for these services, the Company granted Mr. Adams 2,664 shares of common stock under the Plan. In addition, the Adams Consulting Agreement provided that the Company will grant Adams 13,935 shares of common stock (the “Adams Deferred Shares”), as a private placement not subject to the terms of the Plan, under a separate Non-Plan Restricted Stock Award Agreement entered into between the Company and Mr. Adams on July 23, 2024, dated as of July 23, 2024 (the “Adams Deferred Award Agreement”), within one business day of the date of the later of the authorization of the grant of the Adams Deferred Shares by (i) the NYSE American and (ii) the Board or the Compensation Committee. Under the Amendment No. 1 to Consulting Agreement between the Company and Mr. Adams, dated July 25, 2024 (the “Adams Consulting Agreement Amendment”), the Company granted Birddog Capital, LLC, a Nebraska limited liability company (“Birddog Capital”), an entity beneficially owned by Mr. Adams, 13,935 shares of common stock (the “Birddog Deferred Shares”), as a private placement not subject to the terms of the Plan, under a separate Non-Plan Restricted Stock Award Agreement, dated as of July 25, 2024, between the Company and Birddog Capital (the “Birddog Deferred Award Agreement”), within one business day of the date of the later of the authorization of the grant of the Birddog Deferred Shares by (i) the NYSE American and (ii) the Board or the Compensation Committee. The Compensation Committee approved the grant of the Birddog Deferred Shares on July 25, 2024. Pursuant to the terms of the Adams Consulting Agreement Amendment, the Company will not grant the Adams Deferred Shares. On August 2, 2024, the NYSE American authorized the issuance of the Birddog Deferred Shares, and the Birddog Deferred Shares were issued on August 5, 2024. The Birddog Deferred Award Agreement provides certain registration rights with respect to the Birddog Deferred Shares.

●	Under a Subscription Agreement, dated as of July 23, 2024, between the Company and Clayton Adams, a former director and a former beneficial owner of more than 5% of the common stock of the Company (the “Adams Subscription Agreement”), Mr. Adams paid $100,000 to the Company and the Company issued a pre-funded warrant to purchase 6,945 shares of common stock of the Company to Mr. Adams at an exercise price of $0.48 per share (the “Adams Warrant”). The Adams Subscription Agreement also provided certain registration rights with respect to the shares issuable upon exercise of the Adams Warrant. The Adams Warrant is subject to a limitation on beneficial ownership to 4.99% of the common stock that would be outstanding immediately after exercise. Any change in this beneficial ownership limitation will not be effective until the 61st day after such change is agreed to. The Adams Warrant will become exercisable on the date that the NYSE American authorizes the issuance of shares pursuant to exercise of the Adams Warrant with respect to the number of shares authorized for such issuance, or the date that the Company is no longer listed on the NYSE American. Pursuant to the Subscription Agreement, the Company issued the Adams Warrant to Mr. Adams on July 23, 2024.

●	On April 11, 2024, Daniel Nelson, the Chief Executive Officer, Chairman and a director of the Company, advanced $100,000 to the Company, without repayment terms. On April 25, 2024, the Company issued a promissory note to Mr. Nelson, dated April 25, 2024, in the base principal amount of $100,000 (the “April 2024 Note”). The April 2024 Note permitted Mr. Nelson to make advances under the April 2024 Note of up to $100,000 in addition to the $100,000 base principal amount. On May 1, 2024, Mr. Nelson advanced $75,000 subject to the terms of the April 2024 Note. On June 14, 2024, Mr. Nelson advanced $2,500 subject to the terms of the April 2024 Note. The base principal and all advances under the April 2024 Note accrued interest at a monthly rate of 3.5%, compounded monthly, while such funds were outstanding, from the 30th day following the date of issuance of the April 2024 Note to the 150th day following the date of issuance of the April 2024 Note, such that total interest of $3,500 accrued as of the end of the first month, $3,622.50 as of the end of the second month, and so on, with respect to the base principal, assuming that it was not prepaid. The base principal, any advances, and accrued interest became payable on the date that is the earlier of June 25, 2024 or upon the Company receiving any funding of $1,000,000 (the “April 2024 Note Maturity Date”). The Company was required to make full repayment of the balance of the base principal, advances, and accrued interest within two business days of receiving a written demand from Mr. Nelson on or after the April 2024 Note Maturity Date. The Company was permitted to prepay the base principal, any advances, and any interest then due without penalty. As of December 31, 2024, the outstanding balance under the April 2024 Note was $236,645. On January 10, 2025 and January 13, 2025, the Company made full payment of the balance of all principal and accrued interest in the amount of $239,662 under the April 2024 Note.

●	Under a Business Loan Agreement, dated October 6, 2023 (the “First SHB Loan Agreement”), between the Company and Southwest Heritage Bank (formerly Commerce Bank of Arizona) (“SHB”), the Company and SHB entered into a $350,000 secured revolving line of credit (the “First SHB LOC”). In connection with the First SHB LOC, SHB issued a promissory note, dated October 6, 2023 (the “First SHB Promissory Note”), with an initial principal amount of $350,000. The Company paid loan origination and other fees totaling $4,124. The principal balance under the First SHB Promissory Note bore interest at a variable rate per annum equal to one percentage point above The Wall Street Journal Prime Rate, initially 9.5% per annum, and was to mature on April 6, 2024. There was no penalty for prepayment of the First SHB Promissory Note. The First SHB LOC was required to be guaranteed by Daniel Nelson, Chief Executive Officer, Chairman and a director of the Company, Jodi B. Nelson, who is Mr. Nelson’s wife, and the Nelson Trust, and secured by the property of the Company, Daniel Nelson, Chief Executive Officer and Chairman of the Company, Jodi B. Nelson, who is Mr. Nelson’s wife, and the Nelson Trust. The First SHB LOC had been further conditioned on the issuance of Employee Retention Credit payroll tax refunds that the Company expected to be received by April 2024, and was subject to certain other terms and conditions. The total approximate dollar value of this transaction was $354,124. The approximate dollar value of the interest of each of Mr. Nelson, Ms. Nelson, and the Nelson Trust in this transaction was $350,000 plus interest.

●	Certain of our current or former officers, directors, and stockholders who held or beneficially owned more than 5% of the outstanding common stock of the Company at the time of the transaction purchased shares in our initial public offering on November 16, 2023, at the initial public offering price of $240.00 per share. Virginia Byrd Revocable Trust, whose securities were deemed to be beneficially owned by Virginia Byrd, a former beneficial owner of more than 5% of the outstanding common stock of the Company, purchased 1,042 shares of common stock for a purchase price of $250,000; Noah (Jed) Smith, a former director and former beneficial owner of more than 5% of the outstanding common stock of the Company, purchased 1,042 shares of common stock for a purchase price of $250,000; Clayton Adams, a former director and a former beneficial owner of more than 5% of the outstanding common stock of the Company, purchased 1,042 shares of common stock for a purchase price of $250,000; the Nelson Trust, one of whose co-trustees is Daniel Nelson, our Chief Executive Officer, Chairman, and a director of the Company, purchased 417 shares of common stock for a purchase price of $100,000; John Dorsey, a former Chief Executive Officer and director and a former beneficial owner of more than 5% of the outstanding common stock of the Company, purchased 417 shares of common stock for a purchase price of $100,000; Zone Right, LLC, a California limited liability company (“Zone Right”), a former beneficial owner of more than 5% of the outstanding common stock of the Company, and the current or former managing member of which, Glen Kim, is a former director and a former beneficial owner of more than 5% of the outstanding common stock of the Company, purchased 417 shares of common stock for a purchase price of $100,000.

●	On September 20, 2023, Daniel Nelson Financial Services made a loan to the Company of $14,000 (the “September 2023 Loan”). Daniel Nelson is the Chief Executive Officer and sole owner of Daniel Nelson Financial Services and the Chief Executive Officer, Chairman and director of the Company. The September 2023 Loan was non-interest bearing and had no fixed maturity date. The Company repaid $10,470 of the September 2023 Loan on December 29, 2023. The balance of $3,530 was outstanding as of December 31, 2024. On March 7, 2025, the Company made full payment of the balance of all principal remaining in the amount of $3,530 under the September 2023 Loan.

●	On each of August 18, 2023 and September 11, 2023, Clayton Adams, a former director and a former beneficial owner of more than 5% of the outstanding common stock of the Company, was issued a 15% original issue discount (“15% OID”) promissory note with principal of $58,824 for gross proceeds of $50,000 each. The principal under the 15% OID promissory notes accrued 5% interest annually, and principal and interest under the notes were required to be repaid by December 31, 2023. The 15% OID promissory notes could be prepaid without a premium or penalty. On November 20, 2023, the Company repaid the aggregate balance of $117,648 under the two 15% OID promissory notes.

●	On July 23, 2023, the Company issued a promissory note in the amount of $130,000 to Daniel Nelson. Mr. Nelson is the Chief Executive Officer, Chairman and director of the Company. The promissory note provided for 6% interest and maturity date of July 23, 2024 subject to acceleration upon the Company’s first equity financing, or issuance of any debt convertible into equity, following the date of the promissory note. The amount could be prepaid at any time. As of November 22, 2023, the balance of $130,000 was repaid. Mr. Nelson waived all interest owed under the promissory note.

●	Under the Secondary Stock Purchase Agreement, dated June 28, 2023, between Clayton Adams, a former director and a former beneficial owner of more than 5% of the outstanding common stock of the Company, and Matthew Atkinson, a former director and a former beneficial owner of more than 5% of the outstanding common stock of the Company, Mr. Adams agreed to purchase 6,938 shares of common stock from Mr. Atkinson for $250,000. The Company consented to the sale and waived the application of the Company’s rights of first refusal under the Shareholder Agreement among the Company and certain stockholders of the Company, dated as of May 17, 2022 (the “Shareholder Agreement”), to which Mr. Adams and Mr. Atkinson were parties.

●	Under the Securities Purchase Agreement, dated June 19, 2023, between Clayton Adams, a former director and a former beneficial owner of more than 5% of the outstanding common stock of the Company, and Kimsey Ventures LLC (“Kimsey Ventures”), Mr. Adams agreed to sell 2,084 shares of common stock to Kimsey Ventures for $250,000. The Company consented to the sale and waived the application of the Company’s rights of first refusal under the Shareholder Agreement, to which Mr. Adams was a party. Pursuant to the requirements of the Shareholder Agreement, Kimsey Ventures also agreed to become a party to the Shareholder Agreement.

●	On April 10, 2023, the Company issued Richard Symington, a former President, Chief Technology Officer, Chief Marketing Officer, and director of the Company, an 8% unsecured promissory note in the amount of $250,000 and a warrant to purchase 2,084 shares of common stock at an exercise price of $120.00 per share in a private placement. The promissory note incurred interest at 8% annually and was to mature on the earlier to occur of March 17, 2025 or a Liquidity Event (defined to include an initial public offering and national stock exchange listing of the common stock). If a Liquidity Event occurred before March 17, 2025, the warrant would be automatically exercised as to the unexercised portion of the warrant, the outstanding balance due under the 8% unsecured promissory note would be deemed repaid in the amount of the unexercised portion of the warrant from the automatic exercise of the unexercised portion of the warrant, and any remaining balance outstanding under the promissory note must be repaid in cash. If a Liquidity Event had not occurred before March 17, 2025, then both principal and interest outstanding under the note would be required to be repaid in cash. The warrant was voluntarily exercisable for cash prior to the maturity date of the promissory note or, as indicated above, would be automatically exercised for shares of common stock upon the consummation of a Liquidity Event. The warrant had a five-year term. Mr. Symington also entered into a subscription agreement which provided certain registration rights with respect to the shares underlying the warrant. On November 16, 2023, in connection with the closing of the Company’s initial public offering and listing of the common stock on the NYSE American, Mr. Symington’s warrant was automatically exercised to purchase a total of 2,084 shares of common stock for $120.00 per share, and the principal balance under the promissory notes became immediately due and was deemed repaid in the amount of the aggregate exercise price for the automatic exercise of the unexercised portion of the warrant. The shares of common stock issued upon automatic exercise of the warrants were registered for resale upon issuance pursuant to the registration statement filed in connection with the Company’s initial public offering. A total of $11,836 in accrued unpaid interest was due and payable on the promissory note as of December 31, 2023. During the fiscal quarter ended March 31, 2024, this total was repaid.

●	Under the terms of the Repurchase and Resignation Agreement, dated March 21, 2023, between the Company and Dennis Gile, our former Chief Executive Officer, President, Secretary, Chairman, and director of the Company, on March 31, 2023, we paid an aggregate purchase price of $800,000 for the repurchase (the “Repurchase”) of 12,500 shares of common stock formerly held by Mr. Gile, at approximately $63.84 per share. Pursuant to the Repurchase Agreement, $695,000 of the $800,000 payment was made to the attorneys for John Dorsey, a former Chief Executive Officer and director and a former beneficial owner of more than 5% of the outstanding common stock of the Company (the “Dorsey/Gile Settlement Payment”), as part of the settlement of a private lawsuit under a settlement agreement between Mr. Gile and Mr. Dorsey (the “Dorsey/Gile Lawsuit”) between these individuals and Dorsey Family Holdings, LLC, an Arizona limited liability company (“Dorsey LLC”), an entity controlled by Mr. Dorsey (the “Dorsey/Gile Settlement Agreement”). Pursuant to the Repurchase Agreement, the balance of the aggregate purchase price was paid to the attorneys for Mr. Gile. Pursuant to the Repurchase Agreement, Mr. Gile agreed to resign his position as Chairman and every other director and officer position he held with the Company effective as of March 21, 2023. Prior to such date, on March 20, 2023, Mr. Gile delivered notice of resignation from such positions, which stated that it was effective March 19, 2023. Pursuant to the Repurchase Agreement, Mr. Gile will not receive any severance payments in connection with any other agreement with the Company as a result of his resignation. The Repurchase was also conditioned on the Company’s prior review of and consent to the Dorsey/Gile Settlement Agreement prior to its execution, and receipt of a certificate from the Chief Financial Officer of the Company that the Repurchase will not impair the Company’s capital within the meaning of Section 160 of the Delaware General Corporation Law or the Company’s ability to pay down its debts as they become due (the “CFO Certificate”). Under the Repurchase Agreement, the Dorsey/Gile Settlement Agreement was required to fully resolve, settle and dismiss the Dorsey/Gile Lawsuit and contain a general release of claims by all the plaintiffs in the Dorsey/Gile Lawsuit in favor of Mr. Gile, the Company, the Company’s affiliates, stockholders, and certain other Company releasees. Under the Repurchase Agreement, Mr. Gile agreed to indemnify the Company for claims arising out of or based upon the Repurchase Agreement. Pursuant to the Repurchase Agreement, a copy of the Dorsey/Gile Settlement Agreement was reviewed and consented to by the Company and entered into as of March 20, 2023. Under the Dorsey/Gile Settlement Agreement, between Mr. Gile, Mr. Dorsey, and Dorsey LLC, Mr. Gile agreed to pay the Dorsey/Gile Settlement Payment and transfer 834 shares of the Company to Mr. Dorsey (the “Dorsey/Gile Settlement Shares”). The Company consented to the transfer and waived the application of the Company’s rights of first refusal under the Shareholder Agreement, to which Mr. Gile was a party. Pursuant to the requirements of the Shareholder Agreement, Mr. Dorsey also agreed to become a party to the Shareholder Agreement. Mr. Gile, Mr. Dorsey and Dorsey LLC agreed to mutual releases of all claims relating to the Dorsey/Gile Lawsuit and to dismiss the Dorsey/Gile Lawsuit. Although the Dorsey/Gile Settlement Agreement did not contain a release of the Company and did not contain releases by the plaintiffs of Mr. Gile other than with respect to the Dorsey/Gile Lawsuit, the Company waived any related requirements under the Repurchase Agreement in light of the expected execution of the Mutual Release Agreement (as defined below). The CFO Certificate was received as of March 21, 2023. The repurchased shares were cancelled as of March 31, 2023. The transfer of the Dorsey/Gile Settlement Shares by Mr. Gile to Mr. Dorsey occurred on April 4, 2023, after waiver of the board of directors of the repurchase rights and purchase rights provided for under the Shareholder Agreement by resolutions adopted on March 24, 2023.

●	Effective March 29, 2023, a Confidential Mutual General Release and Covenant Not to Sue Agreement was entered into between the Company and John Dorsey, a former Chief Executive Officer and director and a former beneficial owner of more than 5% of the outstanding common stock of the Company (the “Mutual Release Agreement”). Under the Mutual Release Agreement, Mr. Dorsey agreed to a general release of claims against and covenant not to sue the Company, the Company’s affiliates, stockholders, and certain other Company releasees, and the Company agreed to a general release of claims against and covenant not to sue Mr. Dorsey, Mr. Dorsey’s affiliates, and certain other releasees, subject to payment of the Dorsey/Gile Settlement Payment, which, as indicated above, was made on March 31, 2023. The releases of claims and covenants not to sue under the Mutual Release Agreement do not apply to breach of the Dorsey/Gile Settlement Agreement or to the January 2023 Dorsey Settlement Agreement (as defined below).

●	On March 17, 2023, the Company issued a promissory note in the amount of $10,000 to Daniel Nelson. Daniel Nelson is the Chief Executive Officer, Chairman and director of the Company. The promissory note provided for 6% interest and maturity date of March 17, 2024 subject to acceleration upon the Company’s first equity financing, or issuance of any debt convertible into equity, following the date of the promissory note. The amount was permitted to be prepaid at any time. The approximate dollar value of Mr. Nelson’s interest in this transaction was approximately $10,000, plus accrued interest. On November 16, 2023, in connection with the closing of the Company’s initial public offering, the promissory note matured and became due. As of November 16, 2023, the balance due under the promissory note was $10,263 and was fully repaid as of November 22, 2023.

●	On March 8, 2023, the Company issued a promissory note in the amount of $95,000 to Daniel Nelson Financial Services. Daniel Nelson is the Chief Executive Officer and sole owner of Daniel Nelson Financial Services and the Chief Executive Officer, Chairman and director of the Company. The promissory note provided for 6% interest and maturity date of March 1, 2024 subject to acceleration upon the Company’s first equity financing, or issuance of any debt convertible into equity, following the date of the promissory note. The amount was permitted to be prepaid at any time. As Chief Executive Officer and sole owner of Daniel Nelson Financial Services, the approximate dollar value of Mr. Nelson’s interest in this transaction was approximately $95,000, plus accrued interest. On October 10, 2023, the balance of $97,670 was fully repaid.

●	On March 1, 2023, the Company issued a promissory note in the amount of $75,000 to Daniel Nelson Financial Services. Daniel Nelson is the Chief Executive Officer and sole owner of Daniel Nelson Financial Services and the Chief Executive Officer, Chairman and director of the Company. The promissory note provided for 6% interest and maturity date of March 1, 2024 subject to acceleration upon the Company’s first equity financing, or issuance of any debt convertible into equity, following the date of the promissory note. At maturity, the balance due under the note was required to be repaid within ten days. The amount could be prepaid at any time. As Chief Executive Officer and sole owner of Daniel Nelson Financial Services, the approximate dollar value of Mr. Nelson’s interest in this transaction was approximately $75,000, plus accrued interest. The promissory note was fully repaid on May 18, 2023.

●	On July 11, 2022, the Company issued a promissory note in the amount of $35,000 to Dennis Gile. Mr. Gile is a former Chief Executive Officer, President, Secretary, Chairman, director, and beneficial owner of more than 5% of the shares of common stock of the Company. The promissory note provides for 6% interest and maturity date of July 11, 2023 subject to acceleration upon the Company’s first equity financing, or issuance of any debt convertible into equity, following the date of the promissory note. At maturity, the balance due under the note must be repaid within ten days. The amount could be prepaid at any time. Due to a subsequent issuance of debt convertible into equity on August 8, 2022, the maturity date of the promissory note was accelerated to August 8, 2022. Repayment was not made within ten days of that date. The promissory note provides that default interest under the promissory note accrues at the lesser of 12% or the maximum permitted by law until the default is cured. The promissory note was repaid on April 6, 2023 with accrued interest not including default interest. Mr. Gile did not demand repayment or exercise any remedies under the promissory note prior to such repayment and has not indicated any intent to do so. The approximate dollar value of Mr. Gile’s interest in this transaction was approximately $35,000, plus accrued interest.

●	On July 11, 2022, the Company issued a promissory note in the amount of $35,000 to Daniel Nelson, the Chief Executive Officer, Chairman and a director of the Company. The promissory note provided for 6% interest and maturity date of July 11, 2023 subject to acceleration upon the Company’s first equity financing, or issuance of any debt convertible into equity, following the date of the promissory note. At maturity, the balance due under the note was required to be repaid within ten days. The amount was permitted to be prepaid at any time. Due to a subsequent issuance of debt convertible into equity on August 8, 2022, the maturity date of the promissory note was accelerated to August 8, 2022. Repayment was not made within ten days of that date. The promissory note provided that default interest under the promissory note accrues at the lesser of 12% or the maximum permitted by law until the default is cured. Mr. Nelson agreed to extend the maturity date to the closing of the initial public offering and waive payment of any default interest. The approximate dollar value of Mr. Nelson’s interest in this transaction was approximately $35,000, plus accrued interest. On October 10, 2023, the balance of $37,635 was fully repaid.

●	On or about November 29, 2022, John Dorsey, a former Chief Executive Officer and director and a former beneficial owner of more than 5% of the common stock of the Company, through his counsel, sent the Company a letter demanding full payment on a $50,000 loan that Mr. Dorsey allegedly made to the Company on or about July 21, 2022 while Mr. Dorsey was the Chief Executive Officer of the Company that was due and payable two weeks thereafter (the “Alleged Loan”). The Company has generally denied entering into a binding agreement with Mr. Dorsey on those terms and that payment is due and owing (the “Loan Dispute”). Under the Settlement Agreement, Release of Claims, and Covenant Not To Sue, dated as of January 12, 2023, between the Company and Mr. Dorsey (the “January 2023 Dorsey Settlement Agreement”), Mr. Dorsey agreed to a discharge of the Alleged Loan and waiver and release of claims relating to the Alleged Loan and Loan Dispute and covenant not to sue on the basis of such claims or otherwise commence any action or proceeding that would be inconsistent with the release of such claims. The Company agreed to pay Mr. Dorsey $10,000 and issue a promissory note to Mr. Dorsey in the principal amount of $40,000 payable on the earlier of ten business days following the successful closing of an initial public offering of the Company’s common stock that generates at least $1 million in net proceeds to the Company or July 1, 2023. Mr. Dorsey orally waived enforcement of the repayment obligation until the tenth day following the consummation of the Company’s initial public offering. The net balance of this promissory note was $40,000 as of September 30, 2023. On November 16, 2023, in connection with the closing of the Company’s initial public offering, the balance of $40,000 became due and payable within ten days. The balance was fully repaid as of November 22, 2023.

●	On November 15, 2021, the Company issued a 6% convertible unsecured promissory note in the amount of $565,000 to Zone Right, a former beneficial owner of more than 5% of the outstanding common stock of the Company, in a private placement. Glen Kim, a former director and a former beneficial owner of more than 5% of the outstanding shares of common stock of the Company, and the current or former managing member of Zone Right, was deemed to beneficially own the shares of common stock owned by Zone Right and have sole voting and dispositive power over its shares. The convertible note incurred interest at 6% annually and was to mature on November 15, 2024. The convertible note contained provisions for optional and mandatory conversion and conversion price adjustments. Upon conversion, any interest accrued under the convertible note was to be waived. On November 13, 2023, the Company issued a settlement notice to the holders of the 6% convertible unsecured promissory notes undertaking to effect conversions as if 110% of the principal being converted was being converted. Zone Right also entered into a subscription agreement and an investor rights and lockup agreement which provided information and inspection rights, registration rights, lock-up provisions, participation rights in subsequent securities offerings and private placements, and typical “drag along” and “tag along” rights. On November 16, 2023, the closing of the Company’s initial public offering and the listing of its common stock on the NYSE American constituted a Liquidity Event with respect to the convertible note. As a result, on November 16, 2023, the principal of $565,000 outstanding under the convertible note automatically converted into a total of 5,180 shares of common stock, based on the conversion price of 50% of the initial public offering price of $240.00 per share, in accordance with the settlement notice described above, and the interest under the convertible note was waived in accordance with its terms.

●	On October 15, 2021, the Company issued a 6% convertible unsecured promissory note in a private placement in the amount of $1,500,000 to the Nelson Trust, whose co-trustees are Daniel Nelson, our Chief Executive Officer, Chairman, and a director of the Company, and Jodi B. Nelson, Mr. Nelson’s wife and a former beneficial owner of more than 5% of the outstanding common stock of the Company. The convertible note incurred interest at 6% annually and was to mature on October 15, 2024. The convertible note contained provisions for optional and mandatory conversion and conversion price adjustments. On November 13, 2023, the Company issued a settlement notice to the holders of the 6% convertible unsecured promissory notes undertaking to effect conversions as if 110% of the principal being converted was being converted. The Nelson Trust also entered into a subscription agreement and investor rights and lockup agreement which provided information and inspection rights, registration rights, lock-up provisions, participation rights in subsequent securities offerings and private placements, and typical “drag along” and “tag along” rights. On November 16, 2023, the closing of the Company’s initial public offering and the listing of its common stock on the NYSE American constituted a Liquidity Event with respect to the convertible note. As a result, on November 16, 2023, the principal of $1,500,000 outstanding under the convertible note automatically converted into a total of 13,750 shares of common stock, based on the conversion price of 50% of the initial public offering price of $240.00 per share, in accordance with the settlement notice described above, and the interest under the convertible note was waived in accordance with its terms.

●	In April 2022, Daniel Nelson Financial Services became the insurance agent providing group benefits for the Company. Total dollar benefits provided to the Company under the group benefits plan in 2024 and 2023 were approximately $142,818 and $138,470, respectively. Total dollar payments to Daniel Nelson Financial Services in 2024 and 2023 under the group benefits plan were approximately $4,537 and $4,771, respectively. As Chief Executive Officer and sole owner of Daniel Nelson Financial Services, the approximate dollar value of Mr. Nelson’s interest in this transaction was approximately $4,537 and $4,771 in 2024 and 2023, respectively.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. We believe, based solely on a review of the copies of such reports furnished to us and representations of these persons, that all reports were timely filed for the year ended December 31, 2024.

PROPOSAL NO. 3

TO APPROVE AMENDMENT NO. 1 TO THE SIGNING DAY SPORTS, INC. AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN

This Proposal No. 3 is to approve the proposed Amendment No. 1 to the Plan. The purpose of the proposed Amendment No. 1 to the Plan is to advance our interests and the interests of our stockholders by providing an incentive to attract, retain and reward persons performing services for us and by motivating such persons to contribute to our growth and profitability.

The Plan permits the Board or the Compensation Committee to grant to eligible employees, non-employee directors and consultants of the Company and its subsidiaries: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards, as each is defined by the Plan.

As of the date hereof, 413 shares of common stock remained available for grant under the Plan.

On August 22, 2025, as recommended by the Compensation Committee, the Board of Directors approved, subject to and contingent on the approval by the stockholders of the Company, the proposed Amendment No. 1 to the Plan, which increases the number of shares of the common stock reserved for issuance under the Plan by 906,250 shares, from 93,750 shares of common stock to 1,000,000 shares of common stock. In addition, the proposed Amendment No. 1 to the Plan contains certain corresponding and clarifying changes to the Plan. The form of proposed Amendment No. 1 to the Plan is attached as Annex A to this Proxy Statement.

The Board is recommending that our stockholders approve proposed Amendment No. 1 to the Plan.

Reasons for Proposed Amendment No. 1 to the Plan

The Board recommends that stockholders vote “FOR” the approval of proposed Amendment No. 1 to the Plan. In making such recommendation, the Board considered a number of factors, including the following:

●	Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees and the stockholders to create long-term stockholder value. Proposed Amendment No. 1 to the Plan will allow us to continue to attract, motivate and retain our officers, key employees, non-employee directors and consultants.

●	We believe the current amount of shares remaining available for grant under the Plan is not sufficient in light of our compensation structure and strategy, and that the additional 906,250 shares provided for under the proposed Amendment No. 1 to the Plan will ensure that we continue to have a sufficient number of shares authorized and available for future awards issued under the Plan, as so amended.

Stockholders are asked to approve proposed Amendment No. 1 to the Plan to satisfy stock exchange requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized under the Plan for treatment as incentive stock options under Section 422 of the Code.

Summary of the Plan

The following summary briefly describes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Awards that may be granted include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with the Company.

Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price generally will not be less than the market price of the common stock on the date of grant. Stock options granted may be either Incentive Stock Options or Non-qualified Stock Options.

Stock Appreciation Rights, or SARs, may be granted alone or in tandem with options, and have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the shares under the SAR. The exercise price for SARs is normally the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment — the appreciation value — either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by the administrator.

Restricted Awards are awards of shares of common stock or rights to shares of common stock to participants at no cost. Restricted Stock (as defined by the Plan) represents issued and outstanding shares of common stock which may be subject to vesting criteria under the terms of the award within the discretion of the administrator. Restricted Stock Units (as defined by the Plan) represent the right to receive shares of common stock which may be subject to satisfaction of vesting criteria under the terms of the award within the discretion of the administrator. Restricted Stock and the rights under Restricted Stock Units are forfeitable and non-transferable until they vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

The Plan also provides for Performance Compensation Awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

Permissible types of awards under the Plan are described in more detail as follows:

Purposes of the Plan.  The purposes of the Plan are (a) to enable the Company and any affiliate company to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

Administration of the Plan.  The Plan, like the current Plan, will be administered by the Compensation Committee. In this summary, we refer to the Compensation Committee as the administrator. Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Eligible Recipients.  Persons eligible to receive awards under the Plan are employees (including officers or directors who are also treated as employees); consultants, i.e., individuals engaged to provide consulting or advisory services to the Company; and directors.

Shares Available Under the Plan.  The maximum number of shares of our common stock that may be delivered to participants under the Plan is 93,750, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. The maximum number of shares of our common stock that may be delivered to participants under the Plan, if approved by the stockholders at the Annual Meeting, will be 1,000,000, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the Plan which is canceled, forfeited or expires again become available for grants under the Plan. However, shares tendered in payment of an option, delivered or withheld by the Company to satisfy any tax withholding obligation, or covered by a stock-settled SAR or other awards that were not issued upon the settlement of the award will not again become available for grant under the Plan.

Stock Options

General. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any Incentive Stock Option awarded may not be less than the fair market value of the shares on the date of grant. However, Incentive Stock Option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions of the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the administrator, by actual or constructive delivery of shares of common stock based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of Incentive Stock Options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with the Company or an affiliate company terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive Stock Options and Non-Qualified Stock Options. As described elsewhere in this summary, an Incentive Stock Option is an option that is intended to qualify under certain provisions of the Code for more favorable tax treatment than applies to Non-qualified Stock Options. Only employees may be granted Incentive Stock Options. Any option that does not qualify as an Incentive Stock Option will be a Non-qualified Stock Option. Under the Code, certain restrictions apply to Incentive Stock Options. For example, the exercise price for Incentive Stock Options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an Incentive Stock Option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no Incentive Stock Option may be granted to a holder that is first exercisable in a single year if that option, together with all Incentive Stock Options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights: Awards of SARs may be granted alone or in tandem with stock options. SARs provide the holder with the right, upon exercise, to receive a payment, in cash or shares of stock, having a value equal to the excess of the fair market value on the exercise date of the shares covered by the award over the exercise price of those shares. Essentially, a holder of a SAR benefits when the market price of the common stock increases, to the same extent that the holder of an option does, but, unlike an option holder, the SAR holder need not pay an exercise price upon exercise of the award.

Restricted Stock. Restricted Stock is a grant of shares of common stock. These awards may be subject to such vesting conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals. Restricted Stock is forfeitable and generally non-transferable until it vests. The vesting date or dates and other conditions for vesting are established when the shares are awarded. The administrator may remove any vesting or other restrictions from Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant, such action is appropriate. Holders of Restricted Stock otherwise generally have the rights of stockholders of the Company, including voting and dividend rights, to the same extent as other stockholders of the Company.

Restricted Stock Units. A Restricted Stock Unit is a right to receive stock on a future date, at which time the Restricted Stock Unit will be settled and the stock to which it granted rights will be issued to the Restricted Stock Unit holder.  These awards may be subject to such vesting conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Restricted Stock Units are forfeitable and generally non-transferable until they vest. The administrator may remove any vesting or other restrictions from a Restricted Stock Unit whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant, such action is appropriate. A Restricted Stock Unit holder has no rights as a stockholder. The administrator may exercise discretion to credit a Restricted Stock Unit with cash and stock dividends, with or without interest, and distribute such credited amounts upon settlement of a Restricted Stock Unit, and if the Restricted Stock Unit is forfeited, such dividend equivalents will also be forfeited.

Performance Share Awards and Performance Compensation Awards.    The administrator may grant Performance Share Awards and Performance Compensation Awards. A Performance Share Award means the grant of a right to receive a number of actual shares of common stock or share units based upon the performance of the Company during a performance period, as determined by the administrator. The administrator may determine the number of shares subject to the Performance Share Award, the performance period, the conditions to be satisfied to earn an award, and the other terms, conditions and restrictions of the award. No payout of a Performance Share Award will be made except upon written certification by the administrator that the minimum threshold performance goal(s) have been achieved.

The administrator may also designate any of the other awards described above as a Performance Compensation Award (other than stock options and SARs granted with an exercise price equal to or greater than the fair market value per share of common stock on the grant date). In addition, the administrator shall have the authority to make an award of a cash bonus to any participant and designate such award as a Performance Compensation Award. The participant must be employed by the Company on the last day of the performance period to be eligible for payment in respect of a Performance Compensation Award unless otherwise provided in the applicable award agreement. A Performance Compensation Award will be paid only to the extent that the administrator certifies in writing whether and the extent to which the applicable performance goals for the performance period have been achieved and the applicable performance formula determines that the Performance Compensation Award has been earned. A performance formula means, for a performance period, one or more objective formulas applied against the relevant performance goal to determine, with regard to the Performance Compensation Award of a particular participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the performance period. The administrator will not have the discretion to grant or provide payment in respect of a Performance Compensation Award for a performance period if the performance goals for such performance period have not been attained.

The administrator will establish performance goals for each Performance Compensation Award based upon the performance criteria that it has selected. The performance criteria shall be based on the attainment of specific levels of performance of the Company and may include the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total stockholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) completion of acquisitions or business expansion; (w) achieving research and development goals and milestones; (x) achieving product commercialization goals; and (y) other criteria as may be set by the administrator from time to time.

The administrator will also determine the performance period for the achievement of the performance goals under a Performance Compensation Award. At any time during the first 90 days of a performance period (or such longer or shorter time period as the administrator shall determine) or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate.

In determining the actual size of an individual Performance Compensation Award, the administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The administrator shall not have the discretion to (i) grant or provide payment in respect of Performance Compensation Awards if the performance goals have not been attained or (ii) increase a Performance Compensation Award above the maximum amount payable under the Plan.

Other Material Provisions:    Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of the Company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator generally has the power to accelerate the exercise or vesting period of an award. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of the Company, including acceleration of vesting or payment of the value of the award in cash or stock. Except as otherwise determined by the administrator at the date of grant, awards will generally not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, to the extent provided by the terms of an award agreement and subject to the discretion of the administrator, a participant may satisfy any employee withholding tax requirements relating to the exercise or acquisition of common stock under an award by tendering a cash payment authorizing the Company to withhold shares of common stock otherwise issuable to the participant as a result of the exercise or acquisition of common stock under the award (in addition to the Company’s right to withhold from any compensation paid to the participant by the Company). The Board of Directors has the authority, at any time, to discontinue the granting of awards. The Board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment to the Plan will be made, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable securities exchange, or such alteration or amendment would change the number of shares available under the Plan or change the persons eligible for awards under the Plan. No amendment to an outstanding award made under the Plan that would adversely affect the award may be made without the consent of the holder of such award.

New Plan Benefits

Future awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the administrator and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees, directors, and consultants under the Plan.

Interests of Certain Persons in this Proposal

Our executive officers and members of the Board of Directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Plan.

It is not possible to determine the benefits that will be received by participants in the Plan, including our named executive officers and our non-employee directors, in the future because all grants are made in the discretion of the administrator. The administrator has not approved any awards that are conditioned upon stockholder approval of the Plan.

Other than as described herein, we do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.

No Dissenters’ Rights

Under Delaware law, the Certificate of Incorporation and the Bylaws, holders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the approval of this Proposal No. 3.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of shares present and entitled to vote (meaning the number of shares of common stock voted “FOR” this proposal must exceed the number of shares of common stock voted “AGAINST” or “ABSTAIN” as to this proposal). Abstentions will have the same effect on this proposal as a vote “AGAINST”.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” approval of PROPOSAL NO. 3, TO APPROVE AMENDMENT NO. 1 TO THE SIGNING DAY SPORTS, INC. AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4

To approve THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF JULY 21, 2025 PURSUANT TO THE PURCHASE AGREEMENT, DATED AS OF JULY 21, 2025, BETWEEN THE COMPANY AND HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD. TO COMPLY WITH SECTION 713 OF THE NYSE AMERICAN LLC COMPANY GUIDE

This Proposal No. 4 is to consider and vote upon approving the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement to comply with Section 713 of the Company Guide.

We are seeking approval of this Proposal No. 4 in order to raise gross proceeds of up to $10,000,000 (the “Helena Commitment Amount”) from the issuance of shares of common stock to Helena under the Purchase Agreement without a certain restriction on the amount of shares of common stock that we may issue to do so, in compliance with Section 713 of the Company Guide.

Terms of the Purchase Agreement

Under the Purchase Agreement, the Company has the right, but not the obligation, to direct Helena to purchase up to the Helena Commitment Amount in shares of common stock of the Company (“Purchase Shares”), subject to the terms and conditions contained in the Purchase Agreement.

During the term of the Purchase Agreement, the Company may direct Helena to purchase a certain portion of the Helena Commitment Amount (an “Advance”) by delivering a notice (“Advance Notice”) to Helena. The Company shall, in its sole discretion, select the amount of the Advance requested by the Company in each Advance Notice. However, each requested Advance may not exceed the lesser of (i) 100% of the average of the Daily Value Traded (as defined in the Purchase Agreement) of the common stock over the ten trading days immediately preceding an Advance Notice, or (ii) $5,000,000, subject to modification by the parties’ mutual prior written consent.

If no Advance Notice is pending settlement at the time that the Company issues an Advance Notice, then the purchase price to be paid by Helena for the Purchase Shares will be 98% of the lowest daily VWAP (as defined in the Purchase Agreement) of the common stock during the three trading days commencing on the date of Helena’s receipt of the Purchase Shares relating to such Advance Notice. If an Advance Notice is pending settlement at the time that the Company issues an Advance Notice, then the purchase price to be paid by Helena for the Purchase Shares will be 95% of the VWAP of the common stock on the same trading day that the Advance Notice is received by Helena, or the next trading day in the event the Advance Notice is received after 8:30 a.m. Eastern Time subject to the mutual written consent of the Company and Helena.

In consideration for Helena’s execution and delivery of the Purchase Agreement, the Company issued 50,000 shares of common stock to Helena (the “Commitment Fee Shares”), having an aggregate value, as of July 21, 2025, of $97,000, within one business day of the date of the authorization of such issuance by the NYSE American. The Commitment Fee Shares were deemed fully earned on the date of the Purchase Agreement. In addition, the Company will be responsible for up to $25,000 of Helena’s customary due diligence and legal fees in connection with the Purchase Agreement.

Each Advance is subject to the following limitations: (1) The Company may not conduct a sale under the Purchase Agreement to the extent that the effect would be the issuance of an aggregate number of shares of common stock under the Purchase Agreement that would exceed 19.99% of the outstanding shares of common stock as of the date of the Purchase Agreement, or 779,166 shares as of July 21, 2025 (the “Exchange Cap”), until the Company obtains the requisite stockholder approval for issuances in excess of the Exchange Cap; (2) no Advance may cause the aggregate number of shares of common stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act), by Helena and its affiliates as a result of previous issuances and sales of shares of common stock to Helena under the Purchase Agreement to exceed 4.99% of the then issued and outstanding shares of common stock (the “Beneficial Ownership Limitation”); and (3) no Advance may be in excess of the Registrable Securities (as defined below) covered by an effective registration statement.

The Company will be prohibited from conducting any Variable Rate Transaction (as defined in the Purchase Agreement) from the date of the Purchase Agreement to the earlier of the date that is (i) 12 months after the effective date of the initial registration statement covering the resale of the Registrable Securities or (ii) two months after any termination of the Purchase Agreement, subject to certain limited exceptions.

The term of the Purchase Agreement began on the date of execution and ends on the earlier of (i) the first day of the month following the 36-month anniversary of the date of the Purchase Agreement, (ii) the date on which Helena shall have made payment for Advances equal to the Helena Commitment Amount, (iii) by the Company upon five trading days’ prior written notice to Helena, provided that there are no outstanding Advance Notices, the Company has paid all amounts owed to Helena pursuant to the Purchase Agreement, including the Commitment Fee Shares, or (iv) by mutual written consent.

Pursuant to the Purchase Agreement, the Company was required to file a registration statement with the SEC registering the resale of common stock and any securities issued or issuable to Helena from time to time under the Purchase Agreement (the “Registrable Securities”) within 30 calendar days of the date of the Purchase Agreement, and to have such registration statement be declared effective by the SEC within 90 calendar days of the date of the Purchase Agreement. Under a Limited Waiver Agreement, dated as of August 18, 2025, between the Company and Helena, Helena waived the filing deadline of such registration statement, provided that such registration statement was filed by September 3, 2025. The Company must also file one or more additional registration statements for the resale of the Registrable Securities if necessary.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to a Placement Agency Agreement, dated as of July 21, 2025 (the “Placement Agency Agreement”), between the Company and Maxim Group LLC (“Maxim Group”), Maxim Group is serving as the exclusive placement agent for the Company in connection with the transactions contemplated by the Purchase Agreement. Pursuant to the Placement Agency Agreement, the Company will pay Maxim Group a cash fee equal to 3.5% of the gross proceeds received by the Company pursuant to the Purchase Agreement. In addition, the Company shall reimburse Maxim Group for all travel and other out-of-pocket expenses incurred, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $50,000, provided that such limit shall be $25,000 in aggregate in the event that the Placement Agency Agreement is terminated prior to consummation of the transactions contemplated by the Purchase Agreement.

A copy of the Purchase Agreement is attached as Annex B to this proxy statement.

NYSE American Requirements

Our common stock is listed on the NYSE American and, as such, we are subject to the Company Guide. In order to comply with the Company Guide and to satisfy requirements that will apply under the Purchase Agreement, we are seeking approval of Proposal No. 4 to permit the potential issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 without the limitation of the Exchange Cap.

Section 713 of the Company Guide requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the price equal to the Minimum Price (as defined below)which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding stock; (2) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the Minimum Price; or (3) the issuance or potential issuance of additional shares that will result in a change of control of the issuer. “Minimum Price” is defined as a price that is the lower of: (i) the Official Closing Price (as defined below) immediately preceding the signing of the binding agreement; or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement. The Official Closing Price of the issuer’s common stock is defined as the official closing price on the NYSE American as reported to the Consolidated Tape immediately preceding the signing of a binding agreement to issue the securities. However, the Purchase Agreement does not permit sales in excess of the Exchange Cap even if they are sold at a price that is equal to or greater than the Minimum Price.

In accordance with the requirements of Section 713 of the Company Guide and the Purchase Agreement, until the Company obtains stockholder approval of Proposal No. 4 or a substantially similar proposal, the Company may not issue any shares that would be in excess of the Exchange Cap to Helena under the Purchase Agreement.

To address the requirements of Section 713 under the Company Guide and the Purchase Agreement, we are requesting that the stockholders approve this Proposal No. 4 to permit the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement to comply with Section 713 of the Company Guide, including where such issuance would be in excess of the Exchange Cap and at prices that may be less than the Minimum Price.

The Board is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement or to make any sales less than the Exchange Cap. We are only asking for approval to issue to Helena, pursuant to the Purchase Agreement, 20% or more of our issued and outstanding common stock as of July 21, 2025 (the date we entered into the Purchase Agreement).

Effect on Current Stockholders if Proposal No. 4 is Approved

If our stockholders approve this Proposal No. 4, we will be able to issue the maximum number of shares of common stock issuable under the Purchase Agreement for up to $10,000,000 in gross proceeds, at prices that are less than the Minimum Price and in an aggregate amount that could be greater than the Exchange Cap. These shares would be in addition to the Commitment Fee Shares that were issued as consideration for the commitment of Helena to enter into the Purchase Agreement. This approval would allow the Company flexibility in raising capital to finance its operations and pursue its business growth. If the stockholders approve this Proposal No. 4, the rights or privileges of our existing stockholders will not be affected, except that the economic and voting interests of each of our existing stockholders may be significantly diluted should we choose to require Helena to purchase shares pursuant to the Purchase Agreement. To issue $10,000,000 in shares of common stock, we anticipate that we will need to issue a number of shares that is greater than the Exchange Cap and at prices that are less than the Minimum Price. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such shares are issued. Additionally, the sale or any resale into the public markets of the common stock issued in connection with the Purchase Agreement by Helena could cause the market price of our common stock to decline.

Effect on Current Stockholders if Proposal No. 4 is NOT Approved

If our stockholders do not approve this Proposal No. 4, we may be limited in the amount of funds that we can raise by selling shares under the Purchase Agreement. We would only be able to sell and issue up to the number of shares that is equal to the Exchange Cap. As a result, dilution to stockholders would be more limited. However, the limits on the Company’s growth potential by raising additional capital under the Purchase Agreement could threaten the Company’s ability to meet its financing requirements and stockholder expectations of its business growth and future valuation, which in turn could cause the market price of our common stock to decline.

No Dissenters’ Rights

Under Delaware law, the Certificate of Incorporation and the Bylaws, holders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the approval of this Proposal No. 4.

Vote Required

Approval of Proposal No. 4 requires the affirmative vote of a majority of shares present in person or represented by proxy duly authorized at the Annual Meeting and entitled to vote on the proposal to be voted “FOR” the proposal. As a result, broker non-votes and abstentions, if any, will have the effect of votes “AGAINST” the proposal.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” approval of PROPOSAL NO. 4, TO APPROVE THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF JULY 21, 2025 PURSUANT TO THE PURCHASE AGREEMENT TO COMPLY WITH SECTION 713 OF THE COMPANY GUIDE.

PROPOSAL NO. 5

TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ESTABLISH A QUORUM OR TO APPROVE PROPOSAL NO. 3 OR PROPOSAL NO. 4 AT THE TIME OF THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF

We are asking you to vote to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to establish a quorum or to approve Proposal No. 3 or Proposal No. 4 at the time of the Annual Meeting or any adjournment or postponement thereof.

If our stockholders approve Proposal No. 5, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against the approval of Proposal No. 3 or Proposal No. 4. Among other things, approval of Proposal No. 5 could mean that, even if we had received proxies representing a sufficient number of votes against the approval of Proposal No. 3 or Proposal No. 4 such that the approval of such proposal would be defeated, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present.

Our Board believes that it is in the best interest of the Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in the absence of a quorum or in respect of the approval of Proposal No. 3 or Proposal No. 4 if there are insufficient votes to approve such proposal at the time of the Annual Meeting.

Vote Required

Approval of Proposal No. 5 requires the affirmative vote of a majority of shares present and entitled to vote (meaning the number of shares of common stock voted “FOR” this proposal must exceed the number of shares of common stock voted “AGAINST” or “ABSTAIN” as to this proposal). Abstentions will have the same effect on this proposal as a vote “AGAINST”.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5, THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ESTABLISH A QUORUM OR TO APPROVE PROPOSAL NO. 3 OR PROPOSAL NO. 4 AT THE TIME OF THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

OTHER INFORMATION

Important Notice Regarding Delivery of Stockholder Documents

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact: Secretary, Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255, Telephone: (480) 220-6814.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact: Secretary, Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255, Telephone: (480) 220-6814.

Stockholders who hold shares through a broker, bank or other nominee may also contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder, to the extent permitted by Rule 14a-4(c) promulgated under the Exchange Act.

Deadlines For Stockholder Proposals and Universal Proxy Notice for the 2026 Annual Meeting

If you wish to have a proposal included in our proxy statement and form of proxy card for the 2026 Annual Meeting in accordance with Rule 14a-8 promulgated under the Exchange Act, your proposal must be received by the Company no later than June 10, 2026, unless the 2026 Annual Meeting is held prior to October 18, 2026 or after December 17, 2026, in which case the proposal must be submitted a reasonable time before the Company begins to print and send its proxy materials for the 2026 Annual Meeting. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement and form of proxy card. The proposal must also comply with the other requirements for stockholder proposals under Rule 14a-8 promulgated under the Exchange Act in order for it to be required to be included in our proxy statement for the 2026 Annual Meeting. In addition, if you do not also comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal.

The Bylaws provide that, except as otherwise described below, for any proposal to conduct business or any director nomination that is not included in the Company’s proxy statement for the 2026 Annual Meeting to be brought by a stockholder before the 2026 Annual Meeting, notice of the proposal or nomination must be delivered to the Secretary by registered mail at the principal executive offices of the Company not earlier than July 20, 2026 and not later than the close of business on August 19, 2026, unless the 2026 Annual Meeting is held prior to October 18, 2026 or after January 16, 2027, in which case it must be submitted no earlier than the date that is 120 days prior to the 2026 Annual Meeting date and no later than the later of the close of business on the 90th day prior to the 2026 Annual Meeting date and the 10th day following the day on which public announcement of the 2026 Annual Meeting date is first made. The stockholder proposal or nomination will need to comply with the other requirements of the Bylaws in order to be brought before the 2026 Annual Meeting. If you do not also comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination.

To comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must postmark or transmit electronically a notice to the Company in writing, setting forth the information required by Rule 14a-19(b) promulgated under the Exchange Act, by September 18, 2026, unless the 2026 Annual Meeting is held prior to October 18, 2026 or after December 17, 2026, in which case the notice must be provided by the later of 60 days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company in a press release or filing with the SEC, unless the information required by Rule 14a-19(b) promulgated under the Exchange Act has been provided in a preliminary or definitive proxy statement previously filed by such person. Unless otherwise required by law, if any person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Company will disregard any proxies or votes solicited for such person’s nominees. Upon request by the Company, if any person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such person shall deliver to the Company, no later than five business days prior to the 2026 Annual Meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Unless the Company makes a public announcement of a different address to which stockholder proposals or the notice required by Rule 14a-19(b) of the Exchange Act shall be submitted, any stockholder proposals or notices pursuant to Rule 14a-19(b) must be mailed to Secretary, Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255 or emailed to support@signingdaysports.com.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person solicited by this proxy statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this proxy statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at https://ir.signingdaysports.com after it is filed with the SEC.

By Order of the Board of Directors,

/s/ Daniel Nelson
Daniel Nelson
Chairman and Chief Executive Officer

Scottsdale, AZ Dated: October [8], 2025

ANNEX A

AMENDMENT NO. 1

TO

SIGNING DAY SPORTS, INC.

AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN

The Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

“4.1. Subject to adjustment in accordance with Section 11, a total of 1,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

Section 4.3 of the Plan is hereby amended in its entirety to read as follows:

“4.3. Subject to adjustment in accordance with Section 11, no more than 1,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options.”

Except as herein amended, the provisions of the Plan shall remain in full force and effect.

Effective as of ________, 2025

A-1

ANNEX B

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of July 21, 2025, is made by and between HELENA Global Investment Opportunities 1 Ltd. (the “Investor”), and SIGNING DAY SPORTS, INC., a Delaware corporation (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to Ten Million Dollars ($10,000,000) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, the Common Stock is listed for trading on the NYSE American LLC under the symbol “SGN”; and

WHEREAS, the offer and sale of the Shares (as defined below) issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I
CERTAIN DEFINITIONS

“Advance” shall mean the portion of the Commitment Amount requested by the Company in an Advance Notice (Drawdown 1) or Advance Notice (Drawdown 2), as applicable.

“Advance Date” shall mean the 3rd Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Halt” shall have the meaning set forth in Section 2.05(d).

“Advance Notice” shall mean, collectively, an Advance Notice (Drawdown 1) and Advance Notice (Drawdown 2).

“Advance Notice (Drawdown 1)” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company or other authorized representative of the Company identified on Schedule 1 hereto and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor while no other Advance is ongoing pursuant to any Advance Notice.

“Advance Notice (Drawdown 2)” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company or other authorized representative of the Company identified on Schedule 1 hereto and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor prior to the Settlement Date of any ongoing Advance pursuant to a valid Advance Notice.

“Advance Notice Confirmation” shall have the meaning set forth in Section 2.03(a).

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.03 of this Agreement) to the Investor an Advance Notice, as applicable, subject to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 3.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or similar laws for the relief of debtors.

“Black Out Period” shall have the meaning set forth in Section 6.02.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day on which the Principal Market or Trading Market is open for trading, including any day on which the Principal Market or Trading Market is open for trading for a period of time less than the customary time.

“Buy-In” shall have the meaning set forth in Section 2.06.

“Buy-In Price” shall have the meaning set forth in Section 2.06.

“Closing” shall have the meaning set forth in Section 2.05.

“Commitment Amount” shall mean Ten Million United States Dollars ($10,000,000) of Common Stock, provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Stock under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Stock issued under this Agreement would exceed 19.99% of the outstanding Common Stock as of the date of this Agreement (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company obtains the requisite shareholder approval for issuances in excess of the Exchange Cap (“Shareholder Approval”).

“Commitment Fee Shares” shall have the meaning set forth in Section 13.04.

“Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

“Common Stock” shall have the meaning set forth in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01

“Confidential Information” means all confidential, proprietary or non-public information, documentation or data (whether written, oral or electronic communications) regarding the Company or any of its affiliates received by a Purchaser or its Representatives, in each case, regardless of whether or not such information, documentation or data is marked or otherwise identified as “confidential”. Confidential Information also includes information of third parties where the Company its affiliates have an obligation of confidentiality with respect to such information. Confidential Information will not, however, include information which (a) is or becomes publicly available other than as a result of a disclosure by a Purchaser or its Representatives in violation of this Agreement, (b) is or becomes available to a Purchaser or any of its Representatives on a non-confidential basis from a third-party or (c) is or has been independently developed by a Purchaser and/or its Representatives without use of or reference to any Confidential Information.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Value Traded” means the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market or Trading Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market or Trading Market during regular trading hours.

“DTC” means the Depository Trust Company.

“DWAC Shares” means the Shares acquired or purchased by the Investor pursuant to this Agreement (a) that the Investor has resold in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with this Agreement before the delivery of the Transfer Agent Confirmation regarding the resale of such Shares in accordance with this Agreement, and (b) about which the Investor has (i) delivered to the Company and the transfer agent to the Company (A) the Transfer Agent Confirmation relating to such Shares and (B) a customary representation letter from the Investor, and, if requested by the transfer agent, its broker, confirming, among other things, the resale of such Shares in the manner described in clause (a) of this definition of DWAC Shares (including confirmation of compliance with any relevant prospectus delivery requirements), and (ii) delivered to the transfer agent instructions for the delivery of such Shares to the account with DTC of the Investor’s designated broker-dealer as specified in the Transfer Agent Deliverables, which Shares will be in the hands of the persons who purchase such or Shares from the Investor in the manner described in clause (a) of this definition of DWAC Shares, freely tradable and transferable without restriction on resale and without stop transfer instructions maintained against the transfer thereof.

“Effective Date” means the date a Registration Statement is declared effective.

“Effectiveness Deadline” shall have the meaning set forth in Section 6.01(a).

“Environmental Laws” shall have the meaning set forth in Section 4.08.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Stock, options, restricted stock units or other equity incentive awards to employees, officers, consultants, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) any Shares issued to the Investor pursuant to this Agreement, (c) Common Stock, Common Stock Equivalents or other securities issued to the Investor pursuant to any other existing or future contract, agreement or arrangement between the Company and the Investor, (d) Common Stock, Common Stock Equivalents or other securities upon the exercise, exchange or conversion of any Common Stock, Common Stock Equivalents or other securities held by the Investor at any time, (e) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date hereof, provided that such securities or Common Stock Equivalents referred to in this clause (e) have not been amended since the date hereof to increase the number of such securities or Common Stock underlying such securities or to decrease the exercise price, exchange price or conversion price of such securities, (f) Common Stock or Common Stock Equivalents issued in a registered public offering or pursuant to a valid exemption from registration, that are convertible into, exchangeable or exercisable for, or include the right to receive Common Stock at a conversion price, exercise price, exchange rate or other price (which may be below the then current market price of the Common Stock) that is fixed at the time of initial issuance of such Common Stock Equivalents (subject only to standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), which fixed conversion price, exercise price, exchange rate or other price shall not at any time after the initial issuance of such Common Stock Equivalent be based upon or varying with the trading prices of or quotations for the Common Stock or subject to being reset at some future date and (g) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Filing Deadline” shall have the meaning set forth in Section 6.01(a).

“Exchange Cap” has the meaning set forth in the definition of “Commitment Amount”.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Initial Registration Statement” shall have the meaning set forth in Section 6.01(a).

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“Maximum Advance Amount” shall be, an amount equal to lesser of (i) one hundred percent (100%) of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, or (ii) $5,000,000; provided, however, that the parties hereto may modify the aforementioned conditions by mutual prior written consent.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Ownership Limitation” shall have the meaning set forth in Section 2.04(a).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Common Stock.

“Pricing Period” shall mean, in respect of any Advance, the three (3) Trading Days commencing on the date of the Investor’s receipt of the Shares relating to such Advance.

“Principal Market” shall mean the NYSE American LLC.

“Purchase Price” shall mean, collectively, the Purchase Price (Drawdown 1) and Purchase Price (Drawdown 2).

“Purchase Price (Drawdown 1)” shall mean 98% of the lowest daily VWAP of the Common Stock during the applicable Pricing Period related to an Advance Notice (Drawdown 1).

“Purchase Price (Drawdown 2)” shall mean 95% of the VWAP of the Common Stock on the same Trading Day an Advance Notice (Drawdown 2) is received by the Investor or the next Trading Day in the event an Advance Notice (Drawdown 2) is received after 8:30 a.m. Eastern Time, subject to the mutual written consent of the Company and the Investor.

“Registrable Securities” shall mean (i) the Commitment Fee Shares, (ii) the Shares, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” shall have the meaning set forth in Section 2.04(b).

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Required Delivery Date” means any date on which the Company or its transfer agent is required to deliver Common Stock to Investor hereunder.

“Rule 144 Holding Period” means six months from the date of issuance of any Common Stock issuable hereunder or such date as shall be required to comply with Rule 144 of the Securities Act.

“Sanctions” means any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.04.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Date” shall mean the 3rd Trading Day after expiration of the applicable Pricing Period for each Advance.

“Settlement Document” shall have the meaning set forth in Section 2.05(a).

“Shares” shall mean the shares of Common Stock to be issued to the Investor from time to time hereunder pursuant to an Advance.

“Trading Day” shall mean any day during which the Principal Market or Trading Market shall be open for business.

“Trading Market” shall mean the New York Stock Exchange, the NYSE American LLC, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext, OTCQX, OTCQB, Pink Open Market, whichever is at the time the principal trading exchange or market for the Common Stock.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“Transfer Agent Confirmation” means a written confirmation sent by the Investor to the transfer agent that sets forth the number of DWAC Shares that have been resold, and the date(s) of such resales.

“Transfer Agent Deliverables” shall have the meaning set forth in Section 2.03(b).

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any future equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities (including, without limitation, pursuant to any “cashless exercise” provision), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line” (that is not an Exempt Issuance) or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price. For the avoidance of doubt, any ATM conducted by the Company, whether ongoing as of the date hereof or commenced at any time in the future, shall not be deemed a Variable Rate Transaction for purposes of this Agreement.

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such Trading Day on the Principal Market or Trading Market from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price; provided, however upon an Advance Halt the VWAP calculation shall terminate as of the effective time of the Material Outside Event.

Article II

ADVANCES

Section 2.01 Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, Common Stock on the terms set forth herein.

Section 2.02 Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

a.	The Company shall, in its sole discretion, select the amount of the Advance, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice.

b.	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

c.	The Advance Notice shall be valid upon delivery to Investor in accordance with Exhibit C.

d.	Notwithstanding anything in this Agreement to the contrary:

i.	In the event no Advance is ongoing pursuant to a valid Advance Notice at the time the Company delivers an Advance Notice to the Investor, (i) such Advance Notice shall be deemed and treated as an Advance Notice (Drawdown 1) and (ii) the Purchase Price applicable to such Advance shall be the Purchase Price (Drawdown 1).

ii.	In the event the Company delivers an Advance Notice to the Investor on or prior to the Settlement Date of an ongoing Advance, (i) such subsequent Advance Notice shall be deemed and treated as an Advance Notice (Drawdown 2), and (ii) the Purchase Price applicable to such subsequent Advance shall be the Purchase Price (Drawdown 2).

Section 2.03 Date of Delivery of Advance Notice; Issuance of Shares.

a.	An Advance Notice shall be deemed delivered on the day it is received by the Investor if such notice is received by email prior to 8:30 a.m. Eastern Time (or later if waived by the Investor in its sole discretion) in accordance with the instructions set forth on Exhibit C. Following the receipt of such Advance Notice the Investor shall promptly provide the Company with a confirmation of its receipt of such Advance Notice, which receipt may be in the form of an email (each, an “Advance Notice Confirmation”).

b.	Promptly after receipt of the Advance Notice with respect to each Advance (and, in any event, not later than one (1) Trading Days after such receipt), the Company will, or will cause its transfer agent to, issue in the Investor’s name in a DRS account or accounts at the transfer agent all the Shares purchased by Investor pursuant to such Advance. Such Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and the certificate or book-entry statement representing such Shares shall bear the restrictive legend under the Securities Act set forth in Section 9.1(iii). Notwithstanding the foregoing, if the Investor is to resell the Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with this Agreement prior to the delivery by the Investor to the Company of the appliable Advance Notice Confirmation, the Investor shall concurrently with the delivery by the Investor to the Company of such Advance Notice Confirmation deliver to the transfer agent the items set forth in clause (b) of the definition of DWAC Shares with respect to such resold Shares and such other items as the transfer agent may reasonably request (collectively, the “Transfer Agent Deliverables”). With respect to Shares to be resold by the Investor as described in the preceding sentence and as to which the Investor has timely delivered the Transfer Agent Deliverables with respect to such Shares, such securities shall be delivered and credited by the transfer agent using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such securities at the time such securities would otherwise have been required to be delivered to the Investor in accordance with this Agreement, which securities (x) shall only be used by the Investor’s Broker-Dealer to deliver such securities to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Shares, which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of Shares delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of Shares, including its positions with the Broker-Dealers of the respective persons who purchase such securities from the Investor, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered. The Company and the Investor acknowledge that such Shares credited to the account with DTC of the Investor’s designated Broker-Dealer shall be eligible for transfer to the third-party purchasers of such Shares or their respective Broker-Dealers as DWAC Shares. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.

Section 2.04 Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, the final amount of an Advance pursuant to an Advance Notice shall be reduced in accordance with each of the following limitations:

a.	Ownership Limitation; Commitment Amount. In no event shall the number of Shares issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates as a result of previous issuances and sales of Shares to Investor under this Agreement to exceed 4.99% of the then issued and outstanding shares of Common Stock (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

b.	Registration Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”) or the Exchange Cap to the extent applicable. In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation or Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

c.	Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Common Stock pursuant to such Advance Notice in accordance with the terms of this Agreement and subject to Applicable Law and Section 3.08 (Trading Activities), the Investor may sell Common Stock during the Pricing Period.

Section 2.05 Closings. The closing of each Advance and each sale and purchase of Shares related to each Advance (each, a “Closing”) shall take place on the applicable Settlement Date in accordance with the procedures set forth below. The parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Stock that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, and subject to Section 2.02.d of this Agreement, the Company and the Investor shall fulfill each of its obligations as set forth below:

a.	On the Settlement Date in respect of an Advance, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.04), the applicable Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP of the Common Stock for each of the Trading Days during the applicable Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement. The Investor shall pay to the Company the aggregate Purchase Price of the Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing, and transmit notification to the Company that such funds transfer has been requested.

b.	Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event set forth in Section 6.08(i) through (v) has occurred or if the Material Outside Event set forth in Sections 6.08(vi) or (vii) shall have occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end (the “Advance Halt”) and the final number of Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

c.	On or prior to the Settlement Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.06 Failure to Timely Deliver.

a.	If on or prior to the Required Delivery Date either (I) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to Investor and register such Shares on the Company’s share register or, if the transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of Investor or Investor’s designee with DTC for the number of Shares to which Investor submitted for legend removal by Investor pursuant to clause (ii) below or otherwise or (II) if the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, the transfer agent fails to credit the balance account of Investor or Investor’s designee with DTC for any Shares submitted for legend removal by Investor, in each case, if and only if the Investor has delivered the Transfer Agent Deliverables in accordance with the requirements of Section 2.03(b) above, and the Company fails to promptly, but in no event later than one (1) Business Day (x) so notify Investor and (y) deliver the Shares electronically without any restrictive legend in accordance with the requirements of Section 2.03(b) above, and if on or after such Trading Day Investor purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by Investor of Shares submitted for legend removal by Investor that Investor is entitled to receive from the Company (a “Buy-In”), then the Company shall, within one (1) Business Day after Investor’s request and in Investor’s discretion, either (i) pay cash to Investor in an amount equal to Investor’s total purchase price (including brokerage commissions, borrow fees and other out-of-pocket expenses, if any, for the Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit Investor’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to Investor a certificate or certificates or credit the balance account of Investor or Investor’s designee with DTC representing such number of Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares that the Company was required to deliver to Investor by the Required Delivery Date multiplied by (B) the price at which Investor sold such Shares in anticipation of the Company’s timely compliance with its delivery obligations hereunder. Nothing shall limit Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares (or to electronically deliver such Shares) as required pursuant to the terms hereof.

b.	In the event the Investor sells Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.03, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including, without limitation, all brokerage commissions, borrow fees, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.07 Return of Surplus. If the value of the Shares delivered to the Investor causes the Company to exceed the Commitment Amount, then the Investor shall return to the Company the surplus amount of Shares associated with such Advance.

Section 2.08 Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, the Investor will notify the Company that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

Article III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Notice Date and each Advance Date:

Section 3.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Stock of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Stock hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04 Investment Purpose. The Investor is acquiring the Common Stock for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with, or pursuant to, a registration statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein.

Section 305.  Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby. The Investor acknowledges that it has reviewed or has access to the SEC Filings, including without limitation, the Form 10-Q filed on May 15, 2025 and Form 10-K filed on April 11, 2025, including without limitation the risk factors contained therein.

Section 3.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08 Trading Activities. The Investor’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market or Trading Market. Neither the Investor nor its affiliates has any open short position in the Common Stock, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Common Stock, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Common Stock during the terms of this Agreement; provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell (a) the Shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such Shares, or (b) other shares of Common Stock issued or sold by the Company to Investor pursuant to this Agreement and which the Company has continuously held as a long position.

Section 3.09 General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Stock by the Investor.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof and each Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01 Organization and Qualification. Each of the Company is an entity duly organized and validly existing under the laws of its state of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As of the date of this Agreement, the Company has no subsidiaries.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Board of Directors and no further consent or authorization will be required by the Company, its Board of Directors or its shareholders (except as otherwise contemplated by this Agreement). This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company (with respect to consummation, as the same may be amended from time to time prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations or conflicts would not reasonably be expected to have a Material Adverse Effect.

Section 4.04 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the past two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, and none of the SEC Documents, when viewed as a whole as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective dates (or, with respect to any financial statements that have been amended or superseded, the date of such amended or superseding financial statements), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.05 Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of (A) 150,000,000 shares of Common Stock, of which, 3,897,781 are issued and outstanding and 26,330 shares are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 15,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock).

Section 4.06 Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company has not received written notice of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company regarding any material trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07 Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08 Reserved.

Section 4.09 Title. Except as would not cause a Material Adverse Effect, the Company has indefeasible fee simple or leasehold title to its properties and assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

Section 4.10 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.11 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and the Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.12 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.13 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, or the Common Stock, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.14 Subsidiaries. As of the date hereof, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.15 Tax Status. Except as would not have a Material Adverse Effect, the Company (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.16 Certain Transactions. Except as (i) set forth in the SEC Documents or (ii) not required to be disclosed pursuant to Applicable Law (including, for the avoidance of doubt, not yet required to be disclosed at the relevant time), none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.17 Rights of First Refusal. The Company is not obligated to offer the Common Stock offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.18 Dilution. The Company is aware and acknowledges that the issuance of the Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.19 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Shares pursuant to any Advances would violate any rules of the Principal Market or Trading Market.

Section 4.20 Sanctions Matters. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is a Person that is, or is owned or controlled by a Person that is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time:

a.	the subject of any Sanctions; or

b.	has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 4.21 DTC Eligibility. The Company, through the transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

Article V
INDEMNIFICATION

Section 5.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, to the extent permitted by law, the Company shall defend, protect, indemnify and hold harmless the Investor, its investment manager, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is the direct result of the fraud, gross negligence or intentional misconduct of the Investor (as determined by a final non-appealable judgment of court having jurisdiction over such matter). To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnitee” and collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Law, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due, subject to receipt by the indemnifying party of an undertaking to repay any amounts that such party is ultimately not entitled to receive as indemnification pursuant to this Agreement.

Section 5.04 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05 Limitation of Liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VI
COVENANTS

Section 6.01 Registration Statement.

a.	Filing of a Registration Statement. No later than the date that is thirty (30) calendar days following date hereof (the “Filing Deadline”), the Company shall have prepared and filed with the SEC, a Registration Statement for the resale by the Investor of Registrable Securities (the “Initial Registration Statement”) and shall file one or more additional Registration Statements for the resale by Investor of Registrable Securities if necessary. The Company shall use its best efforts to have such Registration Statement declared effective as soon as possible following the filing thereof but in no event later than ninety (90) calendar days following the initial filing of the Initial Registration Statement (the “Effectiveness Deadline”). The Company acknowledges and agrees that it shall not have the ability to request any Advances until the effectiveness of a Registration Statement registering the applicable Registrable Securities for resale by the Investor.

b.	Maintaining a Registration Statement. After the Effectiveness Date, the Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.08 that the Investor has completed resales pursuant to the Registration Statement for the full Commitment Amount, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall use commercially reasonable efforts to ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock shall cease to be authorized for listing on the Principal Market or Trading Market, (iii) the Common Stock ceases to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

c.	Filing Procedures. Not less than one business day prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to any Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Investor (in each of which cases, if such document contains material non-public information as consented to by the Investor pursuant to Section 6.13, the information provided to Investor will be kept strictly confidential until filed and treated as subject to Section 6.08). The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

d.	Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Common Stock owned by the Investor pursuant to a Registration Statement. Filing of the foregoing with the SEC via its EDGAR system shall satisfy the requirements of this section.

e.	Amendments and Other Filings. The Company shall use commercially reasonable efforts to (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information), and (iv) comply with the provisions of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement until such time as all of such Shares shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall use commercially reasonable efforts to file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

f.	Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Law, (i) register and qualify the Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02 Suspension of Registration Statement.

a.	Establishment of a Black Out Period. During the Commitment Period, the Company may from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”). With respect to any updated registration statement or post-effective amendment to the registration statement, such blackout period shall continue until such time as the registration statement or post-effective amendment thereto has been filed and declared effective by the SEC.

b.	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Stock of the Company.

c.	Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 60 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03 Listing of the Common Stock. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market or other Trading Market, subject to official notice of issuance.

Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion and negative assurances letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05 Exchange Act Registration. The Company will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06 Transfer Agent Instructions. So long as there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Stock) cause legal counsel for the Company to deliver to the transfer agent for the Common Stock (with a copy to the Investor) instructions to issue Common Stock to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law and the Investor has provided the Transfer Agent Deliverables with respect to such Common Stock required by this Agreement.

Section 6.07 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Common Stock (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC or other Federal or state governmental authority investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; in which case the Company will prepare and promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any Advance Notice (other than as required pursuant to Section 2.05(b)), during the continuation of any of the foregoing events in clauses (i) through (v) above, or in the event that (vi) there shall be no bid for the Common Stock on the Principal Market or Trading Market for a period of 15 consecutive minutes at any time during the applicable Pricing Period or (vii) there shall be a “trading halt” or circuit breaker” event with respect to the Common Stock on the Principal Market or Trading Market during the applicable Pricing Period (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 6.09 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.03 hereof, and all Shares issuable in connection with such Advance have been received by the Investor.

Section 6.10 Issuance of Common Stock. The issuance and sale of Common Stock hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act and any applicable state securities law.

Section 6.11 Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act, with the exception of any open market purchases made within the safe harbor provided by Rule 10b-18 under the Exchange Act.

Section 6.12 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all reasonable fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market or Trading Market, or (vii) filing fees of the SEC and the Principal Market or Trading Market.

Section 6.13 Material Non-Public Information. The Company shall not, and the Company shall cause each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion and must include an agreement to keep such information confidential until publicly disclosed or 45 days have passed); it being understood that the mere notification of Investor required pursuant to Section 6.08(iv) hereof shall not in and of itself be deemed to be material non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall use its commercially reasonable efforts to publicly disclose, no later than 45 days following the date hereof, but in any event prior to delivering the first Advance Notice hereunder, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company.

Section 6.14 Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.15 Use of Proceeds. The Company will use the proceeds from the sale of the Common Stock hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Registration Statement. Neither the Company will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions.

Section 6.16 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.17 Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Common Stock by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require shareholder approval pursuant to the rules of the Principal Market or Trading Market on which any of the securities of the Company are listed or designated, unless shareholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market or Trading Market.

Section 6.18 Other Transactions. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in accordance with the terms of the Transaction Documents. For the avoidance of doubt, nothing in this Section 6.18 shall restrict or impair the Company’s ability to conduct any ATM.

Section 6.19 Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that when combined with the offering of securities hereunder would require registration of the offer and sale of any of the securities under the Securities Act prior to the issuance of securities hereunder.

Section 6.20 Limitation on Variable Rate Transactions. From the date hereof until the earlier of the date that is (i) 12 months after the Effective Date of the Initial Registration Statement or (ii) two (2) months after any Termination hereunder (the “Limitation Date”), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance or with the prior written consent of the Investor. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. Notwithstanding the foregoing, the Company shall be permitted to effect or enter into any ATM, whether ongoing as of the date hereof or commenced at any time in the future, and any such ATM shall not be deemed a breach of this Section 6.20.

Section 6.21 DTC. The Company shall take all commercially reasonable action required to ensure that its Common Stock can be transferred electronically as DWAC Shares if the Transfer Agent Deliverables with respect to such Common Stock have been provided by the Investor.

Section 6.22 Confidential Information. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in full compliance with applicable securities laws; provided, however that a party may disclose Confidential Information that is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

Section 6.23 Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 6.24 Use of Name. The Company shall not, directly or indirectly, use the names “Helena Partners”, “Helena Global Investments”, or “Helena”, or any derivations thereof, or logos associated with these names, as the case may be, in any manner or take any action that may imply any relationship with the Investor or any of its affiliates without the prior written consent of the Investor, provided, however, the Investor hereby consents to all lawful uses of these names in the prospectus, statement and other materials that are required by applicable laws or pursuant to the disclosure requirements of the SEC or any state securities authority.

Article VII
CONDITIONS FOR DELIVERY OF ADVANCE NOTICE

Section 7.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

a.	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects.

b.	Registration of the Common Stock with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Registrable Securities. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

c.	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

d.	No Material Outside Event or Material Adverse Effect. No Material Outside Event or Material Adverse Effect shall have occurred and be continuing.

e.	Performance by the Company. Unless waived in advance by the Investor, the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date including, without limitation, the delivery of all Common Stock issuable pursuant to all previously delivered Advance Notices and the issuance of all Commitment Fee Shares previously required to be issued to Investor (for the avoidance of doubt, if the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement at the time of the applicable Condition Satisfaction Date, but did not comply with any timing requirement set forth herein, then this condition shall be deemed satisfied unless the Investor is materially prejudiced by the failure of the Company to comply with any such timing requirement). When so requested, and following such Rule 144 Holding Period and delivery of any required documents from the Investor, the Company will ensure that its legal counsel provides the Investor with a Rule 144 legal opinion regarding the Commitment Fee Shares.

f.	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

g.	No Suspension of Trading in or Delisting of the Common Stock. The Common Stock is quoted for trading on the Principal Market or Trading Market and all of the Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal Market or Trading Market. The Company shall not have received any written notice that is then still pending threatening the continued quotation of the Common Stock on the Principal Market or Trading Market

h.	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Shares issuable pursuant to such Advance Notice.

i.	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

j.	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Pricing Period for all prior Advances has been completed.

Furthermore, the Company shall not have the right to deliver an Advance Notice to the Investor if any of the following shall occur:

k.	the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document in any material respect, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least three (3) consecutive Business Days;

l.	if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law for so long as such proceeding is not dismissed;

m.	if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

n.	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company for so long as such order, decree or similar action remains in effect;

o.	the Company shall have outstanding any Variable Rate Transaction;

p.	if at any time the Company is not eligible or is unable to transfer its Shares to Investor, including, without limitation, electronically through DTC’s Deposit/Withdrawal At Custodian system; or

q.	the Shares shall not have been approved by the Investor’s prime broker or designated clearing firm for deposit to its account with the Depository Trust Company system.

Article VIII
NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company covenants and agrees that, other than as expressly required by Section 6.08 hereof or, with the Investor’s consent pursuant to Section 6.01(c) and 6.13, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) directly or indirectly to the Investor or its affiliates, without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality, or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

Article IX
NON-EXCLUSIVE AGREEMENT

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, if permitted by the terms of the Agreement, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by shares of Common Stock or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article X
CHOICE OF LAW/JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

Article XI
ASSIGNMENT; TERMINATION

Section 11.01 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 11.02 Termination.

a.	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Stock equal to the Commitment Amount.

b.	The Company may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Stock in respect of which has yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement including, without limitation, all Commitment Fee Shares. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

c.	Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XII
NOTICES

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.03 in accordance with Exhibit C, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) five (5) days after being sent by U.S. certified mail, return receipt requested, (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	Signing Day Sports, Inc. 8355 East Hartford Rd., Suite 100 Scottsdale, AZ 85255 Attn: Daniel Nelson E-mail: danny.nelson@signingdaysports.com

With a Copy (which shall not constitute notice or delivery of process) to:	BEVILACQUA PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Attn: Louis A. Bevilacqua Email: lou@bevilacquapllc.com

If to the Investor(s):	Helena Global Investment Opportunities 1 Ltd. 71 Fort Street, 3rd Floor Grand Cayman, Cayman Islands Attention: Jeremy Weech Telephone: 242-819-5440 Email: jeremy@helenapartners.com

With a Copy (which shall not constitute notice or delivery of process) to:	Lucosky Brookman LLP 101 Wood Avenue South Fifth Floor Woodbridge, New Jersey 08830 Attention: Rodrigo Sanchez, Esq. Telephone: (732) 395-4417 Email: rsanchez@lucbro.com

Either may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

Article XIII
MISCELLANEOUS

Section 13.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement. The provisions of the existing confidentiality agreement between the Investor and the Company shall remain in force, except that all provisions therein dealing with the treatment of material non-public information are superseded by this Agreement.

Section 13.03 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04 Due Diligence Fee; Commitment Fee Shares.

a.	Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall be responsible for all of Investor’s customary due diligence and legal fees (and will provide proof of any retainer payments and engagement letters), which shall not exceed $25,000.

b.	In consideration for the Investor’s execution and delivery of this Agreement, within one Business Day following the prior authorization of the issuance thereof by the Principal Market, the Company shall issue or cause to be issued to the Investor, as a commitment fee, 50,000 shares of Common Stock (the “Commitment Fee Shares”) having an aggregate value of $97,000. For the avoidance of doubt, (i) the Commitment Fee Shares shall be fully earned as of the Execution Date, and the issuance of the Commitment Fee Shares is not contingent upon any other event or condition, (ii) the Company shall include on the Registration Statement filed with the SEC (to the extent that one is filed), all of the Commitment Fee Shares, and (iii) no cash payment is due by the Investor for the Commitment Fee Shares issued to it by the Company pursuant to the terms of this Agreement. Within three (3) business days of the Effective Date or the end of the Rule 144 Holding Period, whichever occurs first, the Company and its counsel shall deliver an instruction letter and opinion of counsel allowing the Commitment Fee Shares to be freely transferable.

Section 13.05 Brokerage. Except as set forth on Schedule 13.05, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

SIGNING DAY SPORTS, INC.

By:	/s/ Daniel Nelson
Name:	Daniel Nelson
Title:	Chief Executive Officer

INVESTOR:

HELENA GLOBAL INVESTMENT Opportunities 1 LTD.

By:	/s/ Jeremy Weech
Name:	Jeremy Weech
Title:	Authorized Representative

EXHIBIT A
ADVANCE NOTICE

Signing Day Sports, Inc.

Dated: ______________ Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of the shares of Common Stock of Signing Day Sports, Inc. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Purchase Agreement, dated as of July 21, 2025 (the “Agreement”), as follows:

1	The undersigned is the duly elected ______________ of the Company.

2	There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3	All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4	The amount of Shares issued in respect of such Advance is:

5	The number of shares of Common Stock of the Company issued and outstanding as of the date hereof is ___________.

6	The Pricing Period shall be three (3) Trading Days.

The undersigned has executed this Advance Notice as of the date first set forth above.

SIGNING DAY SPORTS, INC.

By:
Name:
Title:

EXHIBIT B
FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

SIGNING DAY SPORTS, INC.

Attn:

Email:

Subject:

Below please find the settlement information with respect to the Advance Notice Date of:

1.	Amount of Advance requested in the Advance Notice

2.	Adjusted Advance (after taking into account any adjustments pursuant to Section 2.04):

3.	VWAP on each Trading Day during Pricing Period:

3.	Purchase Price:

8.	Number of Shares issued to Investor:

Sincerely,

HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD.

By:
Name:
Title:

Agreed and Approved:

SIGNING DAY SPORTS, INC.

By:
Name:
Title:

EXHIBIT C

VIA EMAIL

Email: jeremy@helenapartners.com

Subject: ELOC: Signing Day Sports, Inc.

Advance Notice

Below please find the Advance Notice Date of:

1.	Amount of Advance Shares:

2.	Time of Advance:

SCHEDULE 1
Authorized Representatives

The following individuals may execute Advance Notices:

1.	Daniel Nelson

2.	Craig Smith

SIGNING DAY SPORTS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 17, 2025 AT 10:00 A.M. PACIFIC TIME CONTROL ID: REQUEST ID: The undersigned stockholder(s) of Signing Day Sports, Inc . , a Delaware corporation, acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October [ 8 ], 2025 , hereby revoke any proxy or proxies heretofore given, and hereby constitute(s) and appoint(s) Daniel Nelson and Craig Smith, or any of them, acting singly in the absence of the other, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting to be held at 10 : 00 a . m . Pacific Time on November 17 , 2025 and any adjournment or postponement thereof, and in his discretion upon any other matter which may properly come before said meeting, and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matters described below . The undersigned hereby revokes all proxies previously given . (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) VOTING INSTRUCTIONS If you vote by phone, fax or internet, please DO NOT mail your proxy card. MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope. Complete the reverse portion of this Proxy Card and Fax to 202 - 521 - 3464. FAX: INTERNET: h t t p s : / / w w w . i p ro x y d i r e c t . c o m / S GN PHONE: 1 - 8 6 6 - 7 5 2 - V O T E ( 8 6 8 3 ) 694779.2

694779.2 ANNUAL MEETING OF THE STOCKHOLDERS OF SIGNING DAY SPORTS, INC. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITHHOLD FOR Proposed by Signing Day Sports, Inc. Proposal No. 1 CONTROL ID: REQUEST ID: Election of directors Daniel Nelson Jeffry Hecklinski Roger Mason Jr. Greg Economou Peter Borish ABSTAIN AGAINST FOR Proposed by Signing Day Sports, Inc. Proposal No. 2 To ratify the appointment of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. ABSTAIN AGAINST FOR Proposed by Signing Day Sports, Inc. Proposal No. 3 To approve proposed Amendment No . 1 to the Signing Day Sports, Inc . Amended and Restated 2022 Equity Incentive Plan to increase the share reserve under the Plan to 1 , 000 , 000 shares of common stock . ABSTAIN AGAINST FOR Proposed by Signing Day Sports, Inc. Proposal No. 4 To approve the issuance of 20 % or more of the Company’s issued and outstanding common stock as of July 21 , 2025 pursuant to the Purchase Agreement, dated as of July 21 , 2025 , between the Company and Helena Global Investment Opportunities 1 Ltd . to comply with Section 713 of the NYSE American LLC Company Guide . ABSTAIN AGAINST FOR Proposed by Signing Day Sports, Inc. Proposal No. 5 To approve the adjournment of the Annual Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to establish a quorum or to approve Proposal No . 3 or Proposal No . 4 at the time of the Annual Meeting, or any adjournment or postponement thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING:

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES UNDER PROPOSAL NO . 1 AND “FOR” PROPOSAL NO . 2 , PROPOSAL NO . 3 , PROPOSAL NO . 4 , AND PROPOSAL NO . 5 . IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN . IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS (PROPOSAL NO . 1 ), “FOR” THE RATIFICATION OF THE APPOINTMENT OF BARTON CPA PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31 , 2025 (PROPOSAL NO . 2 ), “FOR” THE APPROVAL OF AMENDMENT NO . 1 TO THE SIGNING DAY SPORTS, INC . AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN TO INCREASE THE SHARE RESERVE UNDER THE PLAN TO 1 , 000 , 000 SHARES OF THE COMPANY’S COMMON STOCK (PROPOSAL NO . 3 ), “FOR” the ISSUANCE OF 20 % OR MORE OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF JULY 21 , 2025 PURSUANT TO THE PURCHASE AGREEMENT, DATED AS OF JULY 21 , 2025 , BETWEEN THE COMPANY AND HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD . TO COMPLY WITH SECTION 713 OF THE NYSE AMERICAN LLC COMPANY GUIDE, AND “FOR” THE APPROVAL THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ESTABLISH A QUORUM OR TO APPROVE PROPOSAL NO . 3 AT THE TIME OF THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (PROPOSAL NO . 4 ) . IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF . (Print Name of Stockholder and/or Joint Tenant) MARK HERE FOR ADDRESS CHANGE New Address (if applicable): IMPORTANT : Please sign exactly as your name or names appear on this Proxy . When shares are held jointly, each holder should sign . When signing as executor, administrator, attorney, trustee or guardian, please give full title as such . If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such . If signer is a partnership, please sign in partnership name by authorized person . Dated: , 2025 (Signature of Stockholder) (Second Signature if held jointly) 694779.2